UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
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Foot Locker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING
AND
PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 19, 2010
TIME:	9:00 A.M., local time
PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120
RECORD DATE:	Shareholders of record on March 22, 2010 can vote at this meeting.
ITEMS OF BUSINESS:	•	Elect three members to the Board of Directors to serve for three-year terms.
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.
	•	Approve the Foot Locker 2007 Stock Incentive Plan, as Amended and Restated.
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.
PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote as soon as possible in one of these ways:
	•	Use the toll-free telephone number shown on the Notice of Internet Availability of Proxy Materials for the 2010 Annual Meeting of Foot Locker, Inc. (your “Foot Locker Notice”) or on your proxy card;
	•	Visit the web site shown on your Foot Locker Notice or on your proxy card to vote via the Internet;
	•	If you received a printed copy of the proxy card, you may mark, sign and return the enclosed proxy card using the postage-paid envelope provided; or
	•	Follow the instructions on your proxy materials if your shares are held in the name of your bank, broker, or other holder of record.
Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 9, 2010

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to you for the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2010 Annual Meeting of Shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 19, 2010 at 9:00 A.M., local time, at our corporate headquarters located at 112 West 34th Street, New York, New York 10120. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” “our,” or “us.”

We are pleased this year once again to take advantage of the Securities and Exchange Commission rule that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials. We believe that this procedure will reduce costs, provide greater flexibility to our shareholders, and lessen the environmental impact of our Annual Meeting. On or about April 9, 2010, we started mailing to most of our shareholders in the United States a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”). The Foot Locker Notice contains instructions on how to access and read our 2010 Proxy Statement and our 2009 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2009 Annual Report/Form10-K on or about April 9, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on May 19, 2010

The Company’s Proxy Statement and 2009 Annual Report and Form 10-K are available at
http://materials.proxyvote.com/344849
http://www.proxyvoting.com/fl

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING AND VOTING

What is included in these proxy materials?

The proxy materials include our 2010 Proxy Statement and 2009 Annual Report and Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for this annual meeting.

May I obtain an additional copy of the Form 10-K?

You may obtain an additional copy of our 2009 Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. It is also available free of charge through our corporate web site at http://www.footlocker-inc.com/ investors.cfm?page=corporate-governance.

What constitutes a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

What is the record date for this meeting?

The record date for this meeting is March 22, 2010. If you were a Foot Locker shareholder on this date, you are entitled to vote on the items of business described in this proxy statement.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders on March 22, 2010 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you are voting by telephone or Internet or check the box on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

What are shareholders voting on at this meeting?

You are being asked to vote on the following items:

•	Proposal 1:	Election of three directors in Class I;
•	Proposal 2:	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010; and
•	Proposal 3:	Approval of the 2007 Foot Locker Stock Incentive Plan, as Amended and Restated.

How does the Board of Directors recommend that I vote on the proposals?

The Board recommends that you vote “FOR” each of the three proposals being voted on at the meeting.

Could other matters be voted on at the Annual Meeting?

We do not know of any other business that will be presented at the 2010 annual meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Who may vote at the Annual Meeting?

The only voting securities of Foot Locker are our shares of Common Stock. Only shareholders of record on the books of the Company on March 22, 2010 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 156,600,034 shares of Common Stock outstanding on March 22, 2010.

What are the voting requirements to elect directors and to approve the other proposals?

Directors must be elected by a plurality of the votes cast by shareholders. (Please see our policy described on Page 7 regarding resignations by directors who do not receive more “for” votes than “withheld” votes.) The other two proposals being voted on at this meeting require the favorable vote of a majority of the votes cast by shareholders to be approved, provided that New York Stock Exchange

Rules require also that at least a majority of outstanding shares vote with respect to the Foot Locker 2007 Stock Incentive Plan, as Amended and Restated.

What happens if I do not vote my shares?

This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count in the Election of Directors. This is a change from past practice. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. The rules were changed earlier this year to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. This means that if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. With regard to Proposal 2, the Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm, your bank or broker will continue to have discretion to vote any uninstructed shares for this proposal. Regarding Proposal 3, the Approval of the Foot Locker 2007 Stock Incentive Plan, as Amended and Restated, your bank or broker will not have discretion to vote any uninstructed shares on this proposal.

If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals.

How will the votes be counted?

Votes will be counted and certified by representatives of our transfer agent, BNY Mellon Shareowner Services, as inspectors of election. The inspectors of election are independent and are not employees of Foot Locker.

We do not count abstentions and broker non-votes, if any, in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Will my vote be confidential?

We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots and voting tabulations identifying shareholders are kept confidential from the Company, except:

•	as necessary to meet any applicable legal requirements,

•	when a shareholder requests disclosure or writes a comment on a proxy card,

•	in a contested proxy solicitation, and

•	to allow independent inspectors of election to tabulate and certify the vote.

How do I vote my shares?

You may vote using any of the following methods:

• Telephone

If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on May 18, 2010. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

• Internet

You can also choose to vote your shares by the Internet. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. The web site for Internet voting is listed on your Notice, proxy card, or in the instructions that accompany your proxy materials. Internet voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on May 18, 2010. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

• Mail

If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials. If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

• Ballot at the Annual Meeting

You may also vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Can I change my mind after voting my shares?

You may revoke your proxy at any time before it is used by (i) sending a written notice to the Company at its corporate headquarters, (ii) delivering a valid proxy card with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Can I vote shares held in employee plans?

If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by May 14, 2010.

Who pays the cost of this proxy solicitation?

We will pay for the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy materials to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $17,000 plus out-of- pocket expenses.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

Directors and Executive Officers

The following table shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 22, 2010. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after March 22, 2010 by the exercise of stock options.

Matthew D. Serra beneficially owned 1.31 percent of the total number of outstanding shares of Common Stock as of March 22, 2010. No other director, named executive officer, or executive officer beneficially owned one percent or more of the total number of outstanding shares as of that date.

Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned Excluding Stock Options(a)		Stock Options Exercisable Within 60 Days After 3/22/2010	RSUs and Deferred Stock Units(b)	Total
Gary M. Bahler	132,670		275,001	—	407,671
Nicholas DiPaolo	33,948	(c)	16,542	—	50,490
Alan D. Feldman	39,778		6,314	1,248	47,340
Jarobin Gilbert Jr.	25,302		25,520	—	50,822
Ronald J. Halls	191,566		199,999	—	391,565
Ken C. Hicks	540,000		150,000	—	690,000
Robert W. McHugh	143,839		194,999	—	338,838
Matthew M. McKenna	52,472		4,287	—	56,759
Richard A. Johnson	54,035		178,332	50,000	282,367
James E. Preston	84,336		20,815	—	105,151
David Y. Schwartz	22,848		25,520	20,601	68,969
Matthew D. Serra	667,652		1,388,500	—	2,056,152
Cheryl Nido Turpin	16,537		20,815	23,658	61,010
Dona D. Young	17,929		20,815	34,718	73,462
All 20 directors and executive officers as a group, including the named executive officers	2,405,313		3,430,123	130,225	5,965,661	(d)

Notes to Beneficial Ownership Table

(a)

This column includes shares held in the Company’s 401(k) Plan, as well as the executives’ unvested shares of restricted stock listed below over which they have sole voting power but no investment power:

Name	Number of Unvested Shares of Restricted Stock

K. Hicks	500,000

R. McHugh	35,000

R. Halls	120,000

G. Bahler	35,000

(b)	This column includes (i) the number of deferred stock units credited as of March 22, 2010 to the account of the directors who elected to defer all or part of their annual retainer fee and (ii)

unvested restricted stock units (“RSUs”). The deferred stock units and RSUs do not have current voting or investment power.

(c)	Includes 150 shares held by his spouse.

(d)	This number represents approximately 3.81 percent of the shares of Common Stock outstanding at the close of business on March 22, 2010.

Persons Owning More Than Five Percent of the Company’s Stock

The following table provides information on shareholders who beneficially own more than five percent of our Common Stock according to reports filed with the Securities and Exchange Commission (“SEC”). To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mackenzie Financial Corporation	9,224,556(a)	5.89	%(a)
180 Queen Street West
Toronto, Ontario M5V 3K1
BlackRock, Inc.	12,265,077(b)	7.84	%(b)
40 East 52nd Street
New York, NY 10022
AXA Assurances I.A.R.D. Mutuelle and	12,514,312(c)	8.00	%(c)
AXA Assurances Vie Mutuelle
26, rue Drouot
75009 Paris, France
AXA
25, avenue Matignon
75008 Paris, France
AXA Financial, Inc.
1290 Avenue of the Americas
New York, New York 10104
Bank of America Corporation	8,588,397(d)	5.50	%(d)
Bank of America, NA
Columbia Management Advisors, LLC
Banc of America Investment Advisors, Inc.
Merrill Lynch Financial Markets, Inc.
Merrill, Lynch, Pierce, Fenner & Smith, Inc.
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255

Notes to Table on Persons Owning More than Five Percent of the Company’s Stock

(a)

Reflects shares beneficially owned as of December 31, 2009 according to Amendment No. 2 to Schedule 13G filed with the SEC. As reported in this schedule, Mackenzie Financial Corporation, an investment adviser, holds sole voting and dispositive power with respect to 9,224,556 shares.

(b)

Reflects shares beneficially owned as of December 31, 2009 according to Schedule 13G filed with the SEC. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting and dispositive power with respect to 12,265,077 shares.

(c)

Reflects shares beneficially owned as of December 31, 2009, according to Schedule 13G filed with the SEC. The schedule was filed jointly on behalf of AXA Financial, Inc.; two French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle

(collectively, the Mutuelles AXA”), as a group; AXA; and their subsidiaries. As reported, in the Schedule 13G, a majority of the shares reported in the schedule are held by unaffiliated third party client accounts managed by AllianceBernstein, L.P., an investment adviser and majority-owned subsidiary of AXA Financial, Inc. According to the Schedule 13G, the reporting persons have sole voting power with respect to 9,306,409 shares and sole dispositive power with respect to 12,514,312 shares, except for AXA Financial, Inc., which has sole voting power as to 5,831,807 shares and sole dispositive power with respect to 7,032,681 shares.

(d)

Reflects shares beneficially owned as of December 31, 2009, according to Schedule 13G filed with the SEC jointly on behalf of Bank of America Corporation, a holding company; Bank of America, N.A., a bank; Columbia Management Advisor, LLC and Banc of America Investment Advisors, Inc., investment advisors; Merrill Lynch Financial Markets, Inc., a broker dealer; and Merrill, Lynch, Pierce, Fenner & Smith, Inc., a broker dealer and investment advisor. According to the Schedule 13G,

—	Bank of America Corporation holds shared voting and dispositive power with regard to 8,500,224 shares and 8,588,397 shares, respectively;

—

Bank of America, NA holds sole voting and dispositive power with regard to 446,106 shares and 427,752 shares, respectively; and shared voting and dispositive power with regard to 7,526,710 shares and 7,633,291 shares, respectively;

—

Columbia Management Advisors, LLC holds sole voting and dispositive power as to 7,399,204 shares and 7,591,481 shares, respectively; and shared voting and dispositive power with regard to 52,500 shares and 10,909 shares, respectively;

—	Banc of America Investment Advisors, Inc. holds shared voting power with regard to 61,712 shares;

—	Merrill Lynch Financial Markets, Inc. holds sole voting and dispositive power with respect to 1,473 shares; and

—	Merrill Lynch, Pierce, Fenner & Smith, Inc. holds sole voting and dispositive power with respect to 525,881 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers file with the Securities and Exchange Commission reports of ownership and changes in ownership of Foot Locker’s Common Stock. Based on our records and other information, we believe that during the 2009 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements.

CORPORATE GOVERNANCE INFORMATION

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and may revise them when appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may also obtain a printed copy of the guidelines by writing to the Corporate Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election (a “Majority Withheld Vote”), then the director must offer his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board of Directors on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fall below the minimum number of directors required under the Company’s By-laws or fail to meet any applicable Securities and Exchange Commission or New York Stock Exchange requirements. We will promptly disclose the Board’s decision on whether or not to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines. These guidelines cover the Board of Directors, the Chief Executive Officer, and Other Principal Officers, as follows:

•	Board of Directors. Each non-employee director must beneficially own shares of our Common Stock having a value of at least three times the annual retainer fee paid to the non-employee directors.

•	Chief Executive Officer. The CEO must beneficially own shares of our Common Stock having a value of at least four times his annual base salary.

•

Other Principal Officers. Other Principal Officers of the Company must beneficially own shares of our Common Stock having a value of at least two times their individual annual base salaries. The category of Other Principal Officers includes all corporate officers at the senior vice president level or higher and the chief executive officers of our operating divisions.

Shares of restricted stock, restricted stock units, and deferred stock units are counted towards beneficial ownership. Stock options are disregarded in calculating beneficial ownership.

The target date for full compliance with these guidelines is February 2011, which is five years after the effective date of these guidelines. Non-employee directors who are elected to the Board after February 2006, as well as employees who are elected or appointed after this date to positions covered by these guidelines, must be in compliance within five years after their initial election or appointment.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, the Nominating and Corporate Governance Committee, and the Retirement Plan Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may also obtain printed copies of these charters by writing to the Corporate Secretary at the Company’s headquarters.

Director Independence

The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board based on the criteria established by The New York Stock Exchange. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the current nine members of the Board of Directors serves as an officer of the Company, and the remaining eight directors are independent under the criteria established by The New York Stock Exchange.

Board Leadership Structure

Our Corporate Governance Guidelines provide that “The Board has not adopted a policy on separation of the offices of Chairman of the Board and Chief Executive Officer. The Board will evaluate, from time to time as appropriate, whether the same person should serve in both positions in light of all relevant factors and circumstances, and what it considers to be in the best interests of the Company and its shareholders.”

In recent years, the Board has utilized various leadership structures. For example, from 2001 to January 2004, the positions were separated, with a previously independent director serving as Chairman of the Board. From February 2004 to August 2009, the positions of Chairman of the Board and Chief Executive Officer were both held by the same person, with the former Chairman of the Board serving as lead director until his death. Subsequently, another independent director was appointed as lead director. From August 2009 to January 2010, the positions were again separated, with the former Chairman and Chief Executive Officer serving as Chairman of the Board and an independent lead director continuing to serve in that capacity. Since January 31, 2010, Mr. Hicks has served as Chairman of the Board and Chief Executive Officer and Mr. Preston continues to serve as the independent lead director.

The Board believes that the current leadership structure is appropriate for the Company in light of the Company’s and the Board’s history of operating effectively when these positions have been combined; Mr. Preston’s ability and willingness to continue to serve as a strong, independent lead director; the relatively small size of the Board, which allows a free flow of communication among its members and between the independent members and the Chairman; the important role played by our committee chairs; the independence of our directors; and Mr. Hicks’ background and experience.

Mr. Preston’s responsibilities as independent lead director include reviewing and approving Board agendas; chairing executive sessions of the Board, which are held in conjunction with each quarterly Board meeting; chairing meetings of the independent directors; leading the annual review of the Chief Executive Officer’s performance; attending meetings of all Board committees; and serving as a liaison between the independent directors and the Chief Executive Officer.

Risk Oversight

The Board of Directors has oversight responsibilities regarding risks that could affect the Company. This oversight is conducted primarily through the Audit Committee of the Board. Presently, the committee’s process includes hearing regular reports from management responsible for oversight of particular risks affecting the Company’s business. The Audit Committee Chair reports on the committee’s meetings, considerations, and actions to the full Board at its next meeting. The Company believes that this process for risk oversight is appropriate in light of the nature of the Company’s business, its size, and the ability of the Company’s Chairman and Chief Executive Officer and the lead director to attend meetings of the Audit Committee and participate in discussions led by the independent Audit Committee chair at both meetings of the committee and the Board on particular risks within the Company.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of non-management directors. James E. Preston, as the lead director, presides at executive sessions of the independent and non-management directors.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a Board of Directors’ meeting. In 2009, all of the directors who were then serving attended the annual shareholders’ meeting.

New Director Orientation

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, the Chief Financial Officer, other senior financial officers of the Company, and the General Counsel and Secretary to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair and lead director retainer fees, in shares of the Company’s Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. The Board amended the retirement policy in 2009 to eliminate the maximum age limitation of 75 for directors. For any director over age 72, the Nominating and Corporate Governance Committee evaluates that director each year in light of the retirement policy to determine his or her continued service on the Board. As described on Page 64, the Nominating and Corporate Governance Committee has asked James E. Preston, age 76, who currently serves as the lead director, to stand for re-election at this annual meeting, and the Board has nominated him to stand for re-election.

Change in a Director’s Principal Employment

The Board has established a policy that any director whose principal employment changes is required to advise the Chair of the Nominating and Corporate Governance Committee of this change. If requested, by the Chair of the Committee, after consultation with the members of the Committee, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Communications with the Board of Directors

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board of Directors. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to:

Board of Directors
c/o Secretary, Foot Locker, Inc.
112 West 34th Street
New York, NY 10120

The Secretary will promptly send a copy of the communication to the lead director, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board of Directors is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the procedures by writing to the Corporate Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board of Directors and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the internal auditors are selected by the Audit Committee and are ultimately accountable to the Audit Committee. Similarly, the consultant retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executives’ compensation reports directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the Code of Business Conduct by writing to the Corporate Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We intend to disclose promptly amendments to the Code of Business Conduct and any waivers of the Code for directors and executive officers on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

BOARD OF DIRECTORS

Organization and Powers

The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of between 7 and 13 directors. The exact number of directors is determined from time to time by the entire Board. Our Board currently has 9 members.

The Board of Directors held five meetings during 2009. All of our directors attended at least 75 percent of the meetings of the Board and committees on which they served in 2009.

Director Qualifications

The Board of Directors, acting through the Nominating and Corporate Governance Committee, considers its members, including those directors being nominated for reelection to the Board at the 2010 annual meeting, to be qualified for service on the Board due to a variety of factors reflected in each director’s experience, education, areas of expertise, and experience serving on the boards of directors of other organizations. Generally, the Board seeks individuals of broad-based experience who have the background, judgment, independence, and integrity to represent the shareholders in overseeing the company’s management in their operation of the business rather than specific, niche areas of expertise. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on Page 64.

Directors’ Independence

A director is considered independent under the rules of the The New York Stock Exchange if he or she has no material or immaterial relationship to the Company that would impair his or her independence. In addition to the independence criteria established by The New York Stock Exchange, the Board of Directors has adopted categorical standards to assist it in making its independence determinations regarding individual members of the Board. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

The Board of Directors has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the listing standards adopted by The New York Stock Exchange.

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities

A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10 percent of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1,000,000 or 2 percent of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities

A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1,000,000 or 2 percent of the not-for-profit entity’s total annual receipts.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the following directors are independent under the rules of The New York Stock Exchange because they have no material or immaterial relationship to the Company that would impair their independence:

Nicholas DiPaolo	James E. Preston
Alan D. Feldman	David Y. Schwartz
Jarobin Gilbert Jr.	Cheryl Nido Turpin
Matthew M. McKenna	Dona D. Young

In making its decisions on independence, the Board of Directors considered the following relationships between the Company and organizations with which the current members of our Board are affiliated:

•

Nicholas DiPaolo, David Y. Schwartz, and Cheryl Nido Turpin are non-employee directors of companies with which Foot Locker does business. The Board has determined that each of these relationships meets the categorical standard for Relationships with Other Business Entities and are immaterial for determining independence.

•

Matthew M. McKenna is affiliated with a not-for-profit institution to which the Company made payments in 2009. The Board has determined that Mr. McKenna’s relationship meets the categorical standard for Relationships with Not-for-Profit Entities and is immaterial for determining independence. Mr. McKenna is the President and CEO of Keep America Beautiful, Inc. He is also an adjunct professor at Fordham University School of Law. The Company made no payments to Keep America Beautiful in 2009; we did, however, make a payment to Fordham University for an athletic scholarship and sponsorship.

•

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Ken C. Hicks is not independent because Mr. Hicks is an executive officer of the Company and that Matthew D. Serra, who retired as a director on January 30, 2010, was not independent because he was an executive officer of the Company while serving as a director.

The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of The New York Stock Exchange and the director independence standards adopted by the Board.

Related Person Transactions

We individually inquire of each of our directors and executive officers about any transactions in which Foot Locker and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which Foot Locker and any of our directors, executive officers or their immediate family members are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related party review process. The Nominating and Corporate Governance Committee reviews any reported transactions involving directors and their immediate families in making its recommendation to the Board of Directors on the independence of the directors. The Company’s written policies and procedures for related party transactions are included within the Corporate Governance Guidelines and Foot Locker’s Code of Business Conduct.

Foot Locker and its subsidiaries have had transactions in the normal course of business with various other organizations, including certain organizations whose directors or officers are also directors of Foot Locker. However, the amounts involved in these transactions have not been material in relation to our business, and it is believed that these amounts have not been material in relation to the businesses of the other organizations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other organizations will continue in the future. Mr. Serra’s son-in-law is employed as a buyer in the Company’s Foot Locker U.S. division, and the Company provided compensation and benefits to him in 2009 of approximately $169,450.

Committees of the Board of Directors

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are six standing committees of the Board. Each director serves on at least two committees. The current committee memberships, the number of meetings held during 2009, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Retirement Plan Committee	Executive Committee
N. DiPaolo*	A. Feldman*	D. Schwartz*	J. Gilbert Jr.*	J. Gilbert Jr.*	K. Hicks***
J. Gilbert Jr.	J. Preston	N. DiPaolo	J. Preston	N. DiPaolo	N. DiPaolo
M. McKenna	M. McKenna	A. Feldman	D. Schwartz	K. Hicks**	A. Feldman
D. Schwartz	C. Turpin	M. McKenna	C. Turpin	R. McHugh**	J. Gilbert Jr.
D. Young			D. Young	L. Petrucci**	J. Preston
D. Schwartz

*	Designates Committee Chair

**	Designates Executive Officer of the Company

***	Designates Committee Chair and Executive Officer of the Company

Audit Committee

The committee held eight meetings in 2009. The Audit Committee has a charter, which is available on the corporate governance section of our corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. The report of the Audit Committee appears on Page 69.

This committee appoints the independent accountants and the internal auditors and is responsible for approving the independent accountants’ and internal auditors’ compensation. This committee also assists the Board in fulfilling its oversight responsibilities in the following areas:

•	accounting policies and practices,

•	the integrity of the Company’s financial statements,

•	compliance with legal and regulatory requirements,

•	risk oversight,

•	the qualifications, independence, and performance of the independent accountants, and

•	the qualifications and performance of the internal audit function.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934, serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr. Schwartz is independent under the rules of The New York Stock Exchange and the Securities Exchange Act of 1934.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee (the “Compensation Committee”) held five meetings in 2009. The committee has a charter, which is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

The Compensation Committee determines the compensation of the Chief Executive Officer and reviews and approves all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers, as well as determining significant elements of the compensation of the chief executive officers of our operating divisions. Decisions regarding equity compensation for other employees are also the Compensation Committee’s responsibility. Decisions regarding non-equity compensation of the Company’s other associates are made by the Company’s management.

The Compensation Committee also administers Foot Locker’s various compensation plans, including the incentive plans, the equity-based compensation plans, and the employees stock purchase plan. Other than the 2007 Stock Incentive Plan, Committee members are not eligible to participate in these compensation plans. This committee also reviews and makes recommendations to the Board of Directors concerning executive development and succession, including for the position of Chief Executive Officer.

The Compensation Committee normally holds two meetings each year to review and approve the executive compensation program, the Chief Executive Officer’s compensation, annual salaries and bonuses for the executive management group and division CEOs, and to grant equity awards. In addition, at another meeting during the year, the committee reviews directors’ compensation and makes recommendations to the Nominating and Corporate Governance Committee concerning the form and amount of directors’ compensation. Additional meetings of the Compensation Committee may be called during the year as necessary.

For 2009, the Compensation Committee directly retained Mercer as its consultant on executive compensation matters and, with regard to executive and director compensation, Mercer reported directly to the Compensation Committee and provided the Committee with information on general executive compensation trends, trends in the retail industry, and reported on Foot Locker’s executive compensation program. Mercer also advised the committee on non-employee director compensation matters, including payment levels and trends. In preparing its material for the committee, Mercer consulted with the Company’s Chairman of the Board and Chief Executive Officer, Senior Vice President—Human Resources, Senior Vice President and General Counsel, and Vice President—Human Resources. Separately, the Company has retained Mercer for outsourcing services related to the administration of our U.S. pension plan since 1999 and our Canadian pension plan since 2002. The decision to retain Mercer for pension administration services was originally made by management. While the Compensation Committee has been aware of the Company’s use of Mercer for pension administration services, the committee has not formally approved this use of Mercer, nor has it approved the related fees. In 2009, the aggregate fees paid to Mercer for recommending the amount or form of executive and director compensation were $153,401, and the aggregate fees paid to Mercer for all other services were $1,324,966. Beginning in September 2009, the Compensation Committee directly retained Compensation Advisory Partners (“CAP”), as its executive compensation consultant. CAP performs no other work for the Company. Mercer will continue to advise management with regard to executive compensation matters. Additionally, beginning in February 2010, Mercer provides administrative services for the Company’s 401(k) and Puerto Rico 1165(e) plans.

The Senior Vice President-Human Resources, working with the Chairman of the Board and Chief Executive Officer, prepares compensation recommendations to the committee, covering all elements of compensation for all corporate officers and heads of the Company’s operating divisions, other than the Chief Executive Officer himself, which are forwarded to the Chair of the Compensation Committee for his review. The Chair of the Compensation Committee also discusses these recommendations with the Chief Executive Officer. Based on input from the Chair of the Committee, the Senior Vice President-Human Resources then finalizes the compensation recommendations to review with the full committee. Compensation Committee meeting agendas are developed by the committee chair in consultation with the Chief Executive Officer and the Corporate Secretary. Committee members may suggest agenda items by communicating with one of these individuals. Agendas and related materials are circulated to Committee members prior to meetings. The committee chair regularly reports on the committee’s meetings to the full Board. The Company’s CEO, Senior Vice President and General Counsel, Senior Vice President—Human Resources, Vice President—Human Resources, and Vice President and Associate General Counsel generally attend all meetings of the committee. The Committee’s compensation consultant generally attends meetings at which the Committee reviews the executive compensation program and non- employee director compensation.

The Compensation Committee has the authority to delegate authority and responsibilities as it considers appropriate. The committee has delegated to the Committee Chair the authority to approve stock option grants between meetings of the committee. This authority is limited to option awards of 25,000 shares or less made to employees who are not executive officers of the Company.

The Company’s Corporate Human Resources Department and the Corporate Secretary’s staff support the Compensation Committee in performing its duties.

Compensation Committee Interlocks and Insider Participation

Alan D. Feldman, Matthew M. McKenna, James E. Preston, and Cheryl Nido Turpin served on the Compensation and Management Resources Committee during 2009. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Committee

The Executive Committee did not meet in 2009. Except for certain matters reserved to the Board, this committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

Finance and Strategic Planning Committee

The Finance and Strategic Planning Committee held three meetings in 2009. This committee reviews the overall strategic and financial plans of the Company, including capital expenditure plans, proposed debt or equity issues of the Company, and the Company’s capital structure. The committee also considers and makes recommendations to the Board of Directors concerning dividend payments and share repurchases, and reviews acquisition and divestiture proposals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held two meetings in 2009. This committee has responsibility for overseeing corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee also reviews membership on the Board committees and makes recommendations on committee members and chairs. In addition, the committee reviews recommendations from the Compensation and Management Resources Committee and makes recommendations to the Board concerning the form and amount of directors’ compensation.

The Nominating and Corporate Governance Committee does not have a formal policy regarding board diversity. In selecting new directors and considering the re-nomination of existing directors, the Committee considers a variety of factors that it believes contribute to an individual’s ability to be an effective director, as well as the over-all effectiveness of the Board. These include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to devote sufficient time to Board responsibilities. The Committee also considers an individual’s understanding of business, finance, corporate governance, marketing, and other disciplines relevant to the oversight of a large publicly traded company; understanding of our industry; educational and professional background; international experience; personal accomplishment; community involvement; and geographic, gender, age, and ethnic diversity. The Nominating and Corporate Governance Committee may establish criteria for candidates for Board membership. These criteria may include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company’s stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors. From time to time the committee may retain the services of a third party search firm to identify potential director candidates.

The committee will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company’s By-Laws and relevant law, regulation, and stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 78.

After a potential nominee is identified, the Committee Chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee’s screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee’s determination on whether to proceed with a formal evaluation of a potential candidate is based on the person’s experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

Retirement Plan Committee

The Retirement Plan Committee held five meetings in 2009. This committee is responsible for supervising the investment of the assets of the Company’s United States retirement plans and appointing, reviewing the performance of and, if appropriate, replacing the trustee of the Company’s pension trust and the investment manager responsible for managing the funds of the trust. The committee also has certain administrative responsibilities for our United States retirement plans.

DIRECTORS’ COMPENSATION AND BENEFITS

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The lead director and the committee chairs are paid an additional retainer fee for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The following table summarizes the fees paid to the non-employee directors.

Summary of Directors’ Compensation

Annual Retainer	$100,000

The annual retainer is payable 50 percent in cash and 50 percent in shares of our Common Stock. Directors may elect to receive up to 100 percent of their annual retainer, including committee chair retainer, in stock.

We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of our stock on the last business day preceding the July 1 payment date.

Committee Chair Retainers	$20,000: Audit Committee
$10,000: Compensation and Management Resources Committee
$10,000: Finance and Strategic Planning Committee
$10,000: Nominating and Corporate Governance Committee
$10,000: Retirement Plan Committee
N/A: Executive Committee
The committee chair retainers are paid in the same form as the annual retainer.

Lead Director	$50,000 payable in the same form as the annual retainer.

Meeting Fees	$1,500 for attendance at each Board and committee meeting.

Restricted Stock Units

In fiscal 2009, the directors received a grant of 6,869 restricted stock units (“RSUs”). The number of RSUs granted was calculated by dividing $50,000 by the closing price of a share of our stock on the date of grant. The RSUs vested in February 2010, which was one year following the date of grant. Each RSU represented the right to receive one share of the Company’s common stock on the vesting date.

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company’s Common Stock.

Miscellaneous

Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs and Internet sites that is available to Company employees. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including their transportation expenses to and from meetings, hotel accommodations, and meals.

Fiscal 2009 Director Compensation

The amounts paid to each non-employee director for fiscal 2009, including amounts deferred under the Company’s stock plans, and the RSUs granted to each director are reported in the tables below.

DIRECTOR COMPENSATION

(a)	(b)	(c)		(d)	(e)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)
N. DiPaolo	91,507	109,999		—	201,506
A. Feldman	15,003	169,772	(3)	—	184,775
J. Gilbert Jr.	100,507	109,999		22,587	233,093
M. McKenna	39,001	150,005		—	189,006
J. Preston	104,087	127,086		4,931	236,104
D. Schwartz	82,000	116,181	(4)	—	198,181
C. Turpin	68,000	113,025	(4)	—	181,025
D. Young	72,500	119,442	(4)	—	191,942

Notes to Director Compensation Table

(1)	Column (c) reflects the following three items:

•

Retainer fees paid in stock or deferred by the director. The fiscal 2009 grant date fair value for the portion of the annual retainer fees and committee chair retainer fees paid in shares of the Company’s common stock or deferred by the director as shown in the table below. In 2009, we made the annual stock payment to each director on July 1. Under the terms of the 2007 Stock Incentive Plan, the stock payment was valued at the closing price of a share of the Company’s common stock on June 30, which was $10.47. The 2009 grant date fair value is equal to the number of shares received or deferred by the director multiplied by $10.47, the grant date fair value of the payment calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). Directors who deferred the stock portion of their annual retainer were credited with deferred stock units on the annual payment date valued at $10.47 per unit.

Stock Portion of Retainer Fee

Name	Number of Shares	Number of Deferred Stock Units	Grant Date Fair Value ($)
N. DiPaolo	5,730	—	59,993
A. Feldman	10,108	—	105,831
J. Gilbert Jr.	5,730	—	59,993
M. McKenna	9,551	—	99,999
J. Preston	7,362	—	77,080
D. Schwartz	—	5,253.1041	55,000
C. Turpin	—	4,775.5491	50,000
D. Young	—	4,775.5491	50,000

•

Dividend equivalents. The fiscal 2009 grant date fair value for (i) where applicable, dividend equivalents credited in the form of additional stock units to four directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Company’s common stock on the dividend payment dates, and (ii) stock units credited to one director during the year on the quarterly cash retainer payment date, valued at the fair market value on the payment date, as shown in the following table. The total number of deferred stock units credited to directors’ accounts in fiscal 2009 and the total number of units held at the end of fiscal 2009 are reported in the following table:

Deferred Stock Units

Director	05/01/09 FMV: $12.19	07/01/09 FMV: $10.47	07/31/09 FMV: $11.08	10/30/09 FMV: $10.48	01/04/10 FMV: $11.16	01/29/10 FMV: $11.29	Total # of Units Credited in 2009	Total # of Units Held at 01/30/10
A. Feldman	—	—	—	—	1,232.0789	16.3695	1,248.4484	1,248.4484
D. Schwartz	176.5366	5,253.1041	267.7281	286.8881	—	270.1169	6,254.3738	20,600.9174
C. Turpin	218.0158	4,775.5491	307.4591	329.4624	—	310.2024	5,940.6888	23,658.1028
D. Young	347.0709	4,775.5491	451.1902	483.4796	—	455.2159	6,512.5057	34,717.8006

•

Restricted Stock Units (“RSUs”). The fiscal 2009 grant date fair value for the RSUs granted to the nonemployee directors in 2009 is shown in the following table. The number of RSUs granted was calculated by dividing $50,000 by $7.28, which was the closing price of a share of our stock on the date of grant. The RSUs vested in February 2010. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 21 to the Company’s financial statements in our 2009 Form 10-K. The following table provides information on the aggregate number of RSUs granted in 2009 and the number of RSUs outstanding at the end of the 2009 fiscal year:

Restricted Stock Units

Name	Number of RSUs Granted in 2009	Number of RSUs Outstanding on 1/30/2010
N. DiPaolo	6,869	6,869
A. Feldman	6,869	6,869
J. Gilbert Jr.	6,869	6,869
M. McKenna	6,869	6,869
J. Preston	6,869	6,869
D. Schwartz	6,869	6,869
C. Turpin	6,869	6,869
D. Young	6,869	6,869

(2)	No stock options were granted to the nonemployee directors in 2009. The table below provides information on the number of stock options outstanding at the end of the 2009 fiscal year:

Name	Number of Stock Options Outstanding on 1/30/2010
N. DiPaolo	16,542
A. Feldman	6,314
J. Gilbert Jr.	25,520
M. McKenna	4,287
J. Preston	25,520
D. Schwartz	25,520
C. Turpin	20,815
D. Young	20,815

(3)

Stock payment and quarterly cash payments for calendar 2010 deferred under Foot Locker’s stock plan. The amount of units shown in the table reflects the number of units credited in January 2010 during the Company’s 2009 fiscal year.

(4)	Stock payment deferred in the form of stock units under Foot Locker’s stock plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert Jr. and James E. Preston are entitled to receive a benefit under this plan when their service as directors ends because they had completed at least five years of service as directors on December 31, 1995. Messrs. Gilbert and Preston will receive an annual retirement benefit of $24,000 for a period of 10 years after they leave the Board or until their death, if sooner.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., Zurich American Insurance Co., St. Paul Mercury Insurance, Axis Insurance Co., Federal Insurance Co., RLI Insurance Co., Navigators Insurance Co., XL Bermuda Ltd., and Arch Insurance Co. These policies insure the Company and all of the Company’s wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from October 12, 2009 until October 12, 2010. The total annual premium for these policies, including fees and taxes, is $1,355,600. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., St. Paul Mercury Insurance Co., Federal Insurance Co., and Continental Casualty Co., which have a total premium, including fees and taxes, of $259,750 for the 12-month period ending October 12, 2010.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting. Richard Mina, a former executive officer of the Company, requested indemnification with regard to an investigation conducted by the Company in 2009. In February 2009, the Board of Directors authorized the indemnification of Mr. Mina for this investigation, subject to the provisions of the indemnification agreement. To date, the Company has paid fees and expenses of $105,840 for indemnification of Mr. Mina. The investigation was concluded in 2009.

EXECUTIVE COMPENSATION

Compensation and Risk

The Company has completed a risk-related review and assessment of our compensation program. As part of this review, the compensation consultant to the Compensation and Management Resources Committee reviewed risk in relation to the Company’s compensation policies and practices with the Company’s human resources executives directly involved in compensation matters. The consultant reviewed the compensation policies and practices in effect for corporate and division employees through the manager level, store managers, and store associates and the features built into the compensation programs to discourage excessive risk taking by employees.

Compensation Discussion and Analysis

2009 Summary

Our executive compensation program is designed to attract, motivate, and retain talented retail company executives in order to maintain and enhance the Company’s performance and its return to shareholders. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price. The Compensation and Management Resources Committee (the “Compensation Committee”), currently composed of four independent directors, oversees the compensation program.

Highlights of the compensation program in 2009 were:

•

We hired a new Chief Executive Officer—Ken C. Hicks—from outside the Company and he joined us in August 2009. Our former Chief Executive Officer—Matthew D. Serra—remained with the Company as Chairman of the Board until he retired at the end of our fiscal year. As a consequence, there are six named executive officers included in the Summary Compensation Table for 2009. Compensation arrangements with regard to Mr. Hicks are detailed below.

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We increased the annual base salary of one of the named executive officers, Mr. McHugh, by $50,000 in connection with his promotion from Senior Vice President to Executive Vice President. The base salaries of the other named executive officers remained unchanged from 2008.

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For 2009, as in 2007 and 2008, the Compensation Committee established a target pay-out under the annual bonus plan of 75 percent of base salary for all of the named executive officers, other than Mr. Serra. Mr. Serra’s target pay-out remained 125 percent of base salary. However, as our pre-tax income and return-on-invested-capital (“ROIC”) performance in 2009 did not reach the threshold performance level established by the Compensation Committee, no annual bonuses were paid to the named executive officers who participated in the corporate bonus program. Mr. Johnson was employed for over 11 months of 2009 as the President and Chief Executive Officer of Foot Locker Europe. Foot Locker Europe’s division profit and ROIC performance in 2009 were slightly above the targets established for that division, and therefore Mr. Johnson was paid an annual bonus for 2009 under that division’s annual bonus program.

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Our ROIC performance for 2007-2009 did not reach the threshold performance level established by the Compensation Committee in 2007 for the 2007-2009 performance period under the Long-Term Incentive Compensation Plan (the “Long-Term Plan”), and therefore no long-term bonuses were paid to the named executive officers.

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As part of our normal annual stock award program, we made stock option awards to each of the named executive officers who were employed by the Company in March 2009—125,000 shares to Mr. Serra; 50,000 shares to Mr. Halls; and 25,000 shares to each of Mr. Johnson, Mr. McHugh, and Mr. Bahler. These options were priced at fair market value on the date of grant ($9.93 per share). With regard to all of the named executive officers other than Mr. Serra, these options vest in three equal installments on the first, second, and third anniversary of the grant date, subject to continued employment with us through each date. The options granted to Mr. Serra vested on January 30, 2010, the final day of the term of his employment contract. Stock option awards made to Mr. Hicks when he joined the Company in August 2009 are detailed below.

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We made restricted stock awards to each of the named executive officers who were employed by the Company in March 2009—60,000 shares to Mr. Serra; 50,000 shares to Mr. Halls; and 25,000 shares to each of Mr. Johnson, Mr. McHugh, and Mr. Bahler. With regard to all of the named executive officers other than Mr. Serra, the restrictions on these shares lapse if the executive continues to be employed by us for three years from the date of grant. The restrictions on Mr. Serra’s shares lapsed on January 30, 2010, the final day of the term of his employment contract. Restricted stock awards made to Mr. Hicks when he joined the Company in August 2009 are detailed below.

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In June 2009, we made a special stock award to Mr. Halls for retention purposes. This award consisted of 50,000 options and 50,000 shares of restricted stock, each of which vest in equal installments on the first and second anniversaries of the grant date.

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We and Mr. Serra amended his Employment Agreement to provide that he would cease to serve as President and Chief Executive Officer in August 2009, and would continue to serve as Chairman of the Board through the end of his contract term, and planned retirement date, on January 30, 2010, with no change to his compensation arrangements.

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Ken C. Hicks commenced employment as our President and Chief Executive Officer on August 17, 2009. Mr. Hicks was recruited from outside the Company, and in connection with his employment, he and the Company negotiated a compensation package. The key elements of this package were:

•	An initial employment term through January 31, 2013, with a one-year evergreen renewal;

•	Base salary of at least $1,100,000 per year;

•	Annual bonus at target of 125 percent of base salary, with a pro rata 2009 annual bonus guaranteed at target;

•	Long-term bonus at target of 90 percent of base salary, and participation, on a pro rata basis, in each of the three then-open performance periods—2007-2009, 2008-2010, and 2009-2011;

•	A stock option grant of 300,000 shares, vesting in three equal annual installments, priced at fair market value on the date of grant ($10.10 per share);

•	A restricted stock grant of 100,000 shares, vesting on January 31, 2013; and

•	Various perquisites, detailed later in this report, that we considered to be appropriate and typical for a Chief Executive Officer.

In addition, we agreed to make certain one-time payments to Mr. Hicks, designed to compensate him for compensation opportunities he was forgoing by terminating his employment with his prior employer. We agreed to make these payments to Mr. Hicks, which only partially reimbursed him for the compensation opportunities that he would forego by leaving his former employer, in order to induce him to join us. These were:

•	A $2 million cash payment, $1 million paid upon commencement of employment, and $500,000 paid on the first and second anniversaries of the commencement of employment.

•	400,000 shares of restricted stock, with 100,000 shares vesting at the end of the first and second full fiscal years of employment and 200,000 shares vesting on January 31, 2013.

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A stock option grant of 300,000 options, vesting in two equal installments on the six-month and one-year anniversaries of the commencement of employment. These options were priced at fair market value on the date of grant ($10.10 per share).

Objectives of our compensation program

The objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

What is our compensation program designed to reward?

We have designed our compensation program to align the financial interests of our executives, including the named executive officers, with those of our shareholders. For that reason, it is designed to reward the overall effort and contribution of our executives as measured by the Company’s performance in relation to targets established by the Compensation Committee, more than individual performance. Key concepts underlying our program are:

•	Executive compensation should be balanced between annual and long-term compensation and between cash and equity-based compensation (stock options and restricted stock).

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The compensation program should align the interests of executives with those of the Company’s shareholders by rewarding both efforts to increase the Company’s share price and the achievement of performance factors that contribute to the Company’s long-term health and growth (even if not immediately translated into increases in share price).

•	A substantial portion of the compensation of our executives, whether paid out currently or on a long-term basis, should be dependent on the Company’s performance.

•	More-senior executives should have a greater portion of their compensation at risk, whether through performance-based bonus programs or through stock price appreciation.

Elements of compensation

The elements of compensation for the named executive officers are:

•	base salary

•	performance-based annual cash bonus

•	performance-based long-term bonus, payable in cash or stock

•	long-term equity-based compensation (stock options or restricted stock)

•	retirement and other benefits

•	perquisites

Why do we pay each element of compensation and how do we determine the amount for each element of compensation, or the formula that determines the amount?

In 2009, as in prior years, we established benchmarks for base salary and total compensation for each named executive officer based upon a study conducted by Mercer, a nationally recognized compensation consultant that, for executive compensation purposes, reported directly to our Compensation Committee. These benchmarks are based upon compensation for comparable positions at a peer group consisting of 21 national retail companies with annual sales of $1 billion to $10 billion. The Compensation Committee, with the advice of Mercer, determined that these companies were the appropriate peer group for executive compensation purposes based upon the nature of their business, their revenues, and the pool from which they recruit their executives. The 21 companies included in the study that the Compensation Committee reviewed in setting 2009 compensation for the named executive officers were:

Abercrombie & Fitch	Aeropostale Inc.
American Eagle Outfitters Inc.	AnnTaylor Stores Corp.
Borders Group Inc.	Brown Shoe Company, Inc.
Charming Shoppes	Collective Brands Inc.
Dick’s Sporting Goods Inc.	Dillards Inc.
Family Dollar Stores	Finish Line Inc.
Genesco Inc.	Limited Brands Inc.
Pacific Sunwear California Inc.	RadioShack Corp.
Ross Stores Inc.	Saks Inc.
Quicksilver Inc.	Talbots Inc.
Timberland Co.

All of the companies that were in the peer group in 2008 continued to be included in the peer group in 2009. In addition, three companies—Aeropostale Inc., Pacific Sunwear California Inc., and Quicksilver Inc.—were added to the peer group in 2009 because they represent specialty retailers with customers similar to those of the Company.

The goal of the Compensation Committee is to provide competitive total compensation opportunities for the named executive officers that vary with Company performance. Since a substantial portion of the total compensation of our named executive officers is contingent on Company performance, actual compensation can increase substantially for outstanding performance and will fall below targeted levels if the Company does not achieve its performance targets. In view of the Company’s size in relation to other companies in the peer group and the relative complexity of our business, which includes multiple retail divisions, a direct-to-customer business, and a significant international business with operations in 21 countries, the Compensation Committee has benchmarked total compensation, at target, at the 75th percentile of comparable peer compensation. Due to factors such as performance, responsibility, experience, and length of time an executive has served in a position, the compensation of each named executive officer may not precisely conform to these external benchmarks. The compensation of our executive officers as a group, however, approximate these levels in the aggregate.

Base Salaries

We pay base salaries to provide our named executive officers with current, regular compensation that is appropriate to their position, experience, and responsibilities. For the reasons noted above, we benchmark base salaries for each named executive officer, including Mr. Hicks, our new Chief Executive Officer, at approximately the 75th percentile of similarly situated executives in the peer group. The Compensation Committee had benchmarked Mr. Serra’s base salary at the 90th percentile of the peer companies in light of his tenure and length of service. We pay higher base salaries to those named executive officers with greater overall responsibility. As noted above, other than Mr. McHugh, whose annual base salary was increased from $525,000 to $575,000 in connection with his promotion to Executive Vice President, in light of then-current business conditions, none of the named executive officers who were employed by us at the time of the annual compensation review in March 2009 received a salary increase.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) in order to provide incentive for them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee. Payments are calculated as a percentage of actual base salary earned by the executive during the year.

Target payments under the Annual Bonus Plan for the named executive officers who were employed by the Company at the beginning of the year were set for 2009 as follows:

	Target	Annual Bonus Range
Mr. Serra	125% of Base Salary	31.25% to 200% of Base Salary
Messrs. Halls, McHugh, and Bahler	75% of Base Salary	18.75% to 131.25% of Base Salary

Mr. Hicks did not participate in the Annual Bonus Plan in 2009. Under the terms of his employment agreement, however, he was entitled to receive an annual bonus calculated in the same manner as payments made for 2009 under the Annual Bonus Plan, with a guaranteed bonus equal to target. Mr. Hicks has waived his entitlement to this bonus payment in light of the Company’s performance in 2009 and the fact that corporate executives participating in the performance-based bonus plan would not be receiving bonus pay-outs for 2009.

Mr. Johnson did not participate in the corporate Annual Bonus Plan in 2009, but rather in a similarly structured plan of Foot Locker Europe. His target was 75 percent of base salary with a pay-out range of 18.75 percent to 131.25 percent of base salary.

If the Company does not achieve threshold performance, then no annual bonus is paid. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are normally ineligible to receive an annual bonus payment for that year.

In each year since 2007, the Compensation Committee has established the target payment under the Annual Bonus Plan for the named executive officers other than the Chief Executive Officer at 75 percent of base salary after having reviewed the likely status of pay-outs under the Company’s incentive plans, including the Long-Term Plan, and considering the need to provide appropriate financial incentive to the Company’s senior executive group. This also resulted in an increase in both threshold and maximum payment levels for this group. In years prior to 2007, the target payment for these officers had been 50 percent of base salary. In 2010, as discussed in greater detail below, the Compensation Committee set the target payment for all named executive officers other than Mr. Hicks at 50 percent of base salary. Mr. Hicks’s target payment is 125 percent of base salary.

Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of nine factors that have been approved by our shareholders. For 2009, for the named executive officers other than Mr. Johnson, the Compensation Committee established a performance target under the Annual Bonus Plan based upon the Company’s achievement of prescribed levels of pre-tax income and ROIC. Seventy percent of a participant’s award is based upon the pre-tax income target and 30 percent on the ROIC target. All bonus targets and calculations are based on the results of continuing operations. The Annual Bonus Plan targets for 2009 were as follows:

	Threshold	Target	Maximum
Pre-tax income	$140.1 million	$155.7 million	$186.8 million
ROIC	5.0%	5.3%	5.8%

For example, if the Company had achieved pre-tax income of $155.7 million and ROIC of 5.3 percent in 2009, a named executive officer with a 75 percent bonus target would have received an annual bonus of 75 percent of base salary. Bonus pay-outs are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points.

In 2009, the Company did not achieve the threshold levels of pre-tax income or return on invested capital, and consequently no annual bonus payments were earned by the named executive officers covered by the corporate annual bonus plan. The Company’s actual performance as compared to the targets was as shown in the table below. The “as adjusted” results are calculated as they would be for bonus purposes, principally not to include impairment charges taken by the Company in 2009.

	Actual	As Adjusted	Threshold	Target
Pre-tax income	$73.4 million	$108.8 million	$140.1 million	$155.7 million
ROIC	4.2%	4.9%	5.0%	5.3%

Mr. Johnson served as President and Chief Executive Officer of Foot Locker Europe for more than 11 months of 2009. He earned an annual bonus payment under the annual bonus plan applicable to that division, which was based upon the achievement of division profit and ROIC by that division that was slightly above target. For competitive reasons, we are not disclosing the division profit or ROIC targets used in that division’s plan, as we do not publicly disclose results of Foot Locker Europe on a separate basis, and we consider it competitively harmful to make that information public. We believe, however, that the achievement of pre-tax profit and ROIC goals in the Foot Locker Europe annual bonus plan is reasonably demanding, and bonus pay-outs are correlated to division performance, as evidenced by our pay-out history in Foot Locker Europe over the past five years. During that time, we have paid an annual bonus to Foot Locker Europe executives at threshold once, slightly above threshold once, and we have paid no annual bonus for three years.

Division profit is a non-GAAP financial measure. It reflects income from continuing operations before income taxes, corporate expense, non-operating income, and net interest expense. A reconciliation of division profit to income from continuing operations is contained in the segment information footnote to our financial statements.

One of the performance measures we use in determining annual bonuses, ROIC, is also a non-GAAP financial measure. For purposes of calculating the annual bonus, we define ROIC as follows:

ROIC	=	Operating Profit after Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator)=	Average Invested Capital (Denominator)=

Pre-tax income	Average total assets

+/- interest expense/income	- average cash, cash equivalents, and short-term investments

+ implied interest portion of operating lease payments	- average year-end inventory

+/- Unusual/non-recurring items	- non-interest-bearing current liabilities

= Earnings before interest and taxes (EBIT)	+ 13-month average inventory

- Estimated income tax expense	+ average estimated asset base of capitalized operating leases

= Operating Profit after Taxes	= Average Invested Capital

Certain items used in the calculation of ROIC, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from the financial records of the Company, cannot be calculated from our audited financial statements. Prior to the Compensation Committee determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request, and for the restricted use, of the Compensation Committee, reviews the bonus calculations.

The performance targets established by the Compensation Committee are based upon the business plan and budget reviewed and approved each year by the Finance and Strategic Planning Committee and the Board of Directors. We believe that these targets are reasonably demanding, and that bonus pay-outs are correlated to Company performance, as evidenced by our pay-out history over the past five years. During that time, we have paid an annual bonus to corporate officers between threshold and target twice, and we have paid no annual bonus for three years.

Performance-Based Long-Term Bonus

We pay performance-based long-term bonuses to our named executive officers under our Long-Term Plan in order to provide incentive for them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each three-year performance period. While bonuses under the Long-Term Plan may be paid in either cash or stock, in recent years, we have made these payments in cash.

For many years, target payments under the Long-Term Plan for senior corporate officers have been at the following levels:

Target	Range of Payments
90% of Initial Base Salary	22.5% to 180% of Initial Base Salary

If the Company does not achieve threshold performance, as was the case for the 2007-2009 performance period, then no long-term bonus is paid. Mr. Johnson’s target pay-out under the Long-Term Plan for the 2007-2009 performance period, as a divisional executive, was 50 percent of initial base salary.

Pay-out levels are based on an executive’s rate of base salary payable in the first year of the three-year performance period. For example, if an executive’s base salary is set at $500,000 at the time executive salaries are reviewed in the first year of the performance period, that executive’s target pay-out under the Long-Term Plan would be $450,000 (90 percent of initial base salary). In addition, we adjust on a pro rata basis the rate of base salary on which pay-out levels are based for salary increases during the performance period related to promotions.

Our Long-Term Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or both of consolidated net income or ROIC, factors approved by our shareholders. In 2009, the Committee established a performance target for the 2009-2011 performance period under the Long-Term Plan based upon return-on-invested capital. Off of the planned invested capital base, the Company must achieve 80 percent of target after-tax income before a threshold-level bonus is paid, and the maximum pay-out level is reached if after-tax income reaches 120 percent of target. It should be noted that the actual invested capital base will also fluctuate, and the final pay-out for the performance period will also depend upon the invested capital base achieved during the period. ROIC is calculated using the same methodology as is used for the Annual Bonus Plan, as described on Page 25, except that, in addition, long-term bonus expense is excluded from the operating profit calculation.

These performance targets are based upon the business plan and budget for the three-year period reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. We believe that these targets are reasonably demanding, and bonus pay-outs are correlated to performance, as evidenced by our pay-out history over the last five years. During that time, we have paid long-term bonuses between threshold and target with regard to one performance period, between target and maximum with regard to one performance period, and there has been no pay-out with regard to three performance periods.

In 2007, the Compensation Committee established the following ROIC target for the 2007-2009 performance period under the Long-Term Plan:

	Threshold	Target	Maximum
Three-year average ROIC	7.2%	8.5%	9.7%

As the Company did not achieve the threshold level of ROIC for the performance period, we did not pay long-term bonuses to the participants in the Long-Term Plan, including the named executive officers, for the 2007-2009 performance period.

We do not have a formal policy with regard to the adjustment or recovery of bonus payments if it is determined, at a future date, that the relevant performance measures upon which the payments are based are restated or adjusted. If this situation were to arise, we would expect to make an evaluation at that time based upon the circumstances and the role of each individual executive in the events that gave rise to the restatement or adjustment.

Items Disregarded for Annual and Long-Term Bonus Calculations

Under normal circumstances, the Compensation Committee has no discretion to increase annual or long-term bonus payments, which are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted, either upward or downward, any of the annual or long-term bonus payments to the named executive officers shown in the summary compensation table from pay-outs calculated based upon the applicable formula. When determining bonus payments, consistent with Section 162(m) of the Internal Revenue Code, the Committee is required to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. For example, in recent years targets have excluded the effect of acquisitions or dispositions, any non-cash impairment charges, and changes in accounting and tax rules.

Long-Term Equity-Based Awards

A. Stock Options

We make stock option awards to our named executive officers in order to more closely align the interests of our named executive officers with those of our shareholders. Equity-based awards are the responsibility of the Compensation Committee, which is composed entirely of independent directors.

Stock option awards of the same size are normally made each year to executives holding comparable positions, with larger awards being made to those with greater responsibility. The Compensation Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Under the 2007 Stock Incentive Plan, fair market value is defined as the closing price on the grant date. The Compensation Committee has not granted options with an exercise price of less than the fair market value on the grant date. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to accelerated vesting in certain circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

B. Restricted Stock and Restricted Stock Unit Awards

We make restricted stock and restricted stock unit awards to our named executive officers in order to align the interests of our named executive officers more closely with those of our shareholders, to provide our executives with an opportunity to increase their equity ownership, and to ensure the retention of key executives.

In 2009, the Compensation Committee made restricted stock or restricted stock unit awards to each of the named executive officers. In making these grants, the Committee considers an executive’s past performance, an executive’s expected ability to contribute to the Company’s performance in the future, and retention. When making restricted stock awards for retention purposes, the Compensation Committee considers an executive’s prior awards and their vesting schedule. The restrictions on restricted stock and restricted stock units normally lapse a specified period following the grant date (normally three years) provided the recipient remains in the employ of the Company. The holders of restricted stock receive dividends on their restricted shares at the time the dividends are paid. No dividends are paid on restricted stock units.

C. Stock Ownership Guidelines

We have adopted stock ownership guidelines for our directors and senior executives, including the named executive officers, in order to encourage a meaningful financial investment in the Company and thus further align the interests of our senior executives with those of our shareholders. The target date for compliance with these guidelines is the later of five years from inception (February 2011) or five years following the date when an executive first becomes subject to the guidelines. The guidelines require that the Chief Executive Officer own shares having a value at least equal to four times his base salary and that the other named executive officers own shares having a value at least equal to two times base salary. In determining whether an executive meets the guidelines, we consider owned shares, restricted stock, and restricted stock units, but we do not consider stock options. As of the end of 2009, all of the named executive officers met these stock ownership guidelines.

We do not permit our executive officers to take short or long positions in our shares; however, we do not otherwise have a formal policy with regard to executive officers hedging their economic interest in Company stock or options. To our knowledge, none of the named executive officers hedged their position in our shares or options during 2009, although some of the named executive officers may hold their shares in accounts that permit margin loans to the executive.

Retirement and Other Benefits

A. Retirement Plan and Excess Cash Balance Plan

All United States-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan. The Retirement Plan and the method of calculating benefits payable under it are described on page 60. All of the named executive officers other than Mr. Hicks (who has not yet met the service requirements for eligibility) are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan, including the named executive officers, whose compensation exceeds the Internal Revenue Code limits are also participants in the Excess Cash Balance Plan, described on page 60, which pays the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Code limits.

B. 401(k) Plan

The Company maintains a 401(k) Plan for its eligible U.S. associates, and all of the named executive officers other than Mr. Hicks (who has not yet met the service requirement for eligibility) participate in it. The Plan permits participants to contribute the lesser of 40 percent of eligible compensation or the limit prescribed by the Internal Revenue Code to the 401(k) Plan on a before-tax basis. The Company will match 25 percent of the first 4 percent of pay that is contributed to the 401(k) Plan, and the Summary Compensation Table on page 35 includes, in All Other Compensation, the amount of the Company match for each of the named executive officers. The Company match is made in shares of Company stock, valued on the last trading day of the plan year.

C. Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan (“SERP”), described on page 61, for certain senior officers of the Company and other key employees, including the named executive officers. The SERP is an unfunded plan administered by the Compensation Committee, which sets an annual target incentive award for each participant consisting of a percentage of salary and annual bonus based on the Company’s performance against target. Contributions may range from 4 percent to 12 percent of salary and annual bonus, depending on the Company’s performance against the established target, with an 8 percent contribution being made for target performance. The target established by the Compensation Committee under the SERP is normally the same as the target performance under the annual bonus plan. Participant accounts accrue simple interest at the rate of 6 percent annually. The SERP also provides for the continuation of medical and dental insurance benefits to vested participants following their retirement.

Based upon the Company’s performance in 2009, a credit of 4 percent of 2009 base salary was made to the SERP for each of the named executive officers. As of the end of 2009, the account balances of the named executive officers ranged from $20,254 for Mr. Hicks to $2,857,607 for Mr. Serra. Under the terms of the SERP, executives are vested in their account balances based upon a combination of age and service. Of the named executive officers, Messrs. Serra, Halls, and Bahler were vested as of the end of 2009. Upon his retirement on January 30, 2010, Mr. Serra became eligible to receive payments under the SERP.

The Retirement Plan takes into account only base salary and annual bonus in determining pension benefits. Credits to our SERP are based only on base salary and annual bonus. Therefore, stock awards have no effect on the calculation of pension payments.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes are reasonable and consistent with its overall objective of attracting and retaining talented retail industry executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense reimbursement, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company provided Mr. Serra with a driver and reimburses Mr. Hicks for the reasonable expenses of using a car service for transportation in the New York metropolitan area. We also reimburse Mr. Halls for a limited amount of travel expenses of his spouse when she accompanies him on business trips. Given Mr. Halls’s responsibility for our international businesses and the amount of time he spends traveling outside the United States on Company business, we consider this to be a reasonable perquisite uniquely applicable to his situation and responsibilities. We do not provide a gross-up to executives for the income tax liability they incur due to the perquisites they receive. Pursuant to our relocation policy applicable to all executives, we provide a gross-up to executives for moving and other relocation expenses that we reimburse, and pursuant to that policy in 2009 we provided a gross-up to Mr. Hicks related to the relocation of his principal residence to the New York metropolitan area and to Mr. Johnson for expenses related to the relocation of his principal residence to The Netherlands. We expect to provide a similar gross-up to Mr. Johnson in 2010 related to his relocation to New York.

How does each element of compensation fit into our overall compensation objectives? How does each element affect our decisions regarding other elements?

As already stated, the objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

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Base salaries fit into these compensation objectives by attracting and retaining talented retail company executives by paying them base salaries commensurate with their position, experience and responsibilities.

•	The performance-based annual and long-term cash bonus plans are designed to reward executives for enhancing the Company’s performance through the achievement of performance targets.

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Long-term equity-based awards are designed to reward executives for increasing our return to our shareholders through increases in our stock price. Restricted stock awards may, in addition, serve to help retain key executives.

Base salaries of named executive officers rarely change materially from year-to-year unless there has been a change in responsibility or other special factors apply. As discussed above, the Compensation Committee continued for 2009 the increased annual bonus target payment for the named executive officers other than Mr. Hicks and Mr. Serra. Long-term bonus target payments, as a percentage of base salary, have been consistent during the prior three-year period. Target bonus payments for Mr. Hicks and Mr. Serra were the subject of negotiation between each of them and the Company and were specified in their respective employment agreements. In determining total compensation, stock options are valued by the Committee’s outside compensation consultant using the Black-Scholes model. Restricted stock awards are valued based upon the share price at the time of grant.

2010 Executive Compensation Program

The Compensation Committee has reviewed the Company’s executive compensation program for 2010 and, following that review, has made several changes to the program, as outlined below. The purpose of these changes is to continue to provide the Company’s executives with competitive total compensation opportunities appropriate to their positions, while providing that a significant portion of executive compensation is dependent on Company performance and that long-term compensation opportunity is balanced among stock options, restricted stock units, and cash.

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Target annual bonus payments for the named executive officers, other than the Chief Executive Officer, will be 50 percent of base salary. The target annual bonus payment for the Chief Executive Officer will remain at 125 percent of base salary.

•	The size of stock option grants for the named executive officers, other than the Chief Executive Officer, has been increased.

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Target long-term bonus payments for the named executive officers, other than the Chief Executive Officer, have been reduced to 75 percent of base salary. The target long-term bonus payment for the Chief Executive Officer will be 175 percent of base salary. Long-term bonus awards will be made one-half in cash and one-half in restricted stock units.

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The performance period for long-term bonus awards will be two years—2010 and 2011. At the end of the performance period, if an award is earned, there will be an additional one-year vesting period, so that the award will be paid to the executive at the end of a total of three years—the two-year performance period plus the one-year vesting period.

•	Except in special situations, such as promotions, time-based restricted stock awards will not be made to named executive officers.

Compensation Plans and Risk

We believe that our compensation program encourages our named executive officers to take energetic action to improve the Company’s performance without encouraging them to take undue risk. The cash incentive elements of the program—annual bonus and long-term bonus—are paid based upon performance as compared to the Company’s annual and three-year business plans, which are prepared each year by the Company’s management and reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. While in some years these business plans have proven to be aggressive—as shown in hindsight when the plans are not achieved and bonuses are not paid—our history suggests that, on balance, they are reasonably achievable under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a bonus payment.

Our equity-based compensation for the named executive officers is designed with a similar goal in mind. Equity grants are relatively modest in relation to overall compensation. Stock options normally vest ratably over a three-year period and have a 10-year term, reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period. Restricted stock awards normally vest after three years of continued service and have not depended upon achieving a pre-set performance goal.

In addition, there are certain other factors related to our compensation programs for the named executive officers that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk:

•

As the bonus targets are based on the business plan, any significant deviation from the plan undertaken by management during the course of the year must be reviewed and approved by the Board of Directors.

•

As a retail company, we believe that one of the more significant risks we run is to encourage management to achieve profit without taking into account the capital used, particularly working capital invested in inventory. We have therefore designed our bonus plans for senior management, including the named executive officers, to take into account ROIC as well as pre-tax profit or net income in determining whether a bonus will be paid.

•

We have designed our plans so that executives who receive a “Not Meeting Expectations” or “Unsatisfactory” rating under the Company’s annual performance appraisal process are not eligible to receive an annual bonus payment. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.

•

Finally, cash incentive payments and equity grants are not outsized in relation to base salary. At target, the Chief Executive Officer has the opportunity to earn 125 percent of his base salary in annual bonus and 90 percent of his base salary in long-term bonus. Comparable percentages for the other named executive officers in 2009 were 75 percent and 90 percent.

Please see page 20 of the proxy statement for a discussion of compensation and risk in our compensation plans more generally, and the procedures we followed to evaluate this.

Compensation Committee Procedure

The Compensation Committee normally holds two scheduled meetings for the purpose of considering executive compensation, and the Committee followed this procedure in 2009.

At the first meeting, held in February, the Committee reviewed a report from its outside compensation consultant on the Company’s executive compensation program, general executive compensation trends, trends in the retail industry, and specific background information on each senior management position.

Based upon the material reviewed and the discussion of the Committee at this meeting, our Sr. Vice President—Human Resources, working with our then-Chairman of the Board and Chief Executive Officer, prepared compensation recommendations to the Committee, covering all elements of compensation, for all corporate officers and heads of our operating divisions, other than the Chief Executive Officer himself, which were forwarded to the Chair of the Compensation Committee for his review. There were also discussions between the then-Chairman of the Board and Chief Executive Officer and the Chair of the Compensation Committee with regard to these proposals. Based upon input from the Chair of the Compensation Committee, the Human Resources Department then finalized these recommendations and prepared material for review by the Compensation Committee.

The Compensation Committee then held a second regularly scheduled meeting in March to consider these recommendations and set compensation for the Company’s executives. At this meeting, the Committee reviewed a spreadsheet that set out all elements of proposed compensation for each of the Company’s senior executives, including the named executive officers, in order to assist in its evaluation of the compensation proposals for 2009.

At this meeting the Committee also discussed among themselves compensation for the then-Chairman of the Board and Chief Executive Officer for 2009, and decided to make the stock option and restricted stock awards to him shown in the table on page 38.

Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year. It is also at this meeting that the Compensation Committee determined whether performance targets under the Annual Bonus Plan for the prior year and under the Long-Term Plan that ended in the prior year had been achieved, determined the amount of annual and long-term bonus pay-outs, adjusted base salaries for the upcoming year, and established targets under the Annual Bonus Plan for the upcoming year and under the Long-Term Plan for the upcoming three-year performance period.

In 2009, the Committee made all stock option and restricted stock awards to the named executive officers other than the awards to Mr. Hicks and the special awards to Mr. Halls at its regularly scheduled meeting in March. The Compensation Committee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single individual other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires. In 2009, the Chair used this authority to approve grants of options to executives, none of whom was a named executive officer, to purchase a total of 5,500 shares. Those options are priced at fair market value on the date the Chair signs the approval. Neither the Compensation Committee nor its Chair has delegated authority to management to make stock option, restricted stock, or restricted stock unit awards.

Until September 2009, the Compensation Committee continued to directly retain Mercer as its consultant on executive compensation matters. In addition to advising the Committee, in 2009 other consultants and employees within Mercer provide U.S. and Canadian pension administration services to the Company In 2009, aggregate fees paid to Mercer for recommending the amount or form of executive or director compensation were $153,401, and aggregate fees paid to Mercer for all other services were $1,324,966. The Company has used Mercer for pension administration services since 1999, and this decision was originally made by management. While the Compensation Committee has been aware of the Company’s use of Mercer for pension administration services, the Committee has not formally approved this use of Mercer nor has it approved the related fees. In preparing its material for the Compensation Committee, Mercer consulted with the Company’s Chairman of the Board and Chief Executive Officer, Sr. Vice President—Human Resources, Sr. Vice President and General Counsel, and Vice President—Human Resources.

Effective in September 2009, the Compensation Committee retained an executive compensation consultant—Compensation Advisory Partners—that will perform no other work for the Company. Mercer will continue to advise management with regard to executive compensation matters. Mercer will also continue to provide U.S. and Canadian pension administration services to the Company, and in February 2010 became the record-keeper for the Company’s 401(k) Plan.

Compensation Committee Procedure with regard to Mr. Hicks’ Compensation Arrangements

In connection with establishing and negotiating Mr. Hicks’s compensation at the time he joined the Company, the Company’s lead director, who also chaired the ad hoc Search Committee and had, until May 2009, served as Chair of the Compensation Committee, met with the Committee’s outside compensation consultant to develop a compensation package, based upon the general criteria for compensating the Company’s executives set out above. The outside compensation consultant also reviewed the compensation opportunities that Mr. Hicks would be forgoing by leaving his then-employer, and made recommendations with regard to one-time payments and stock awards to be made to Mr. Hicks to compensate him for the compensation opportunities he would be forgoing. The lead director and the Chair of the Compensation Committee then held a subsequent telephone conference with the outside compensation consultant to finalize the proposed package. The Company’s General Counsel participated in both of these meetings.

The lead director then discussed the proposed compensation package with Mr. Hicks and, following that discussion, certain adjustments were made to the proposed package.

The package was then presented to the Compensation Committee, at a meeting in which the outside compensation consultant, the Company’s then-Chairman of the Board and Chief Executive Officer, and the General Counsel participated, and the Committee approved the compensation package and proposed contract with Mr. Hicks. A second Compensation Committee meeting was held after Mr. Hicks joined the Company at which the Committee made the stock awards outlined above to him.

Executive Employment Agreements

As more fully described on pages 45 to 49, we have employment agreements with each of our named executive officers. In 2009 we entered into an employment agreement with Mr. Hicks at the time he joined the Company as President and Chief Executive Officer, and we amended our employment agreement with Mr. Serra to provide for his resignation as President and Chief Executive Officer and continued service as Chairman of the Board until the end of the fiscal year.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give the executive good reason to terminate employment. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on pages 50 to 59.

The named executive officers other than Mr. Serra, whose arrangements are discussed in the next paragraph, receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change-in- control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change-in-control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at other publicly traded companies, and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending.

Mr. Serra’s employment agreement also provided for an enhanced severance payment if his employment is terminated without cause or if he terminated his employment for good reason within two years following a change-in-control. In addition, his agreement provided that, following a change-in-control, there was a 30-day period during which Mr. Serra may have elected to terminate his employment and receive this enhanced severance payment. We believe that this payment mechanism, which had been included in Mr. Serra’s employment agreement since he became our Chief Executive Officer, was comparable to that provided to many chief executive officers of public companies and benefited us, if a potential change-in-control were to arise, by allowing him to focus fully on the best interests of our Company and shareholders while a change-in-control was pending without being distracted by concerns about his personal situation.

All of the named executive officers have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. This restriction does not apply following a change-in-control.

Neither Mr. Hicks nor any of the currently serving named executive officers is entitled to an excise tax gross-up payment in connection with a change-in-control. There was a provision providing for such a gross-up payment with regard to change-in-control payments in Mr. Serra’s employment agreement; however, the gross-up provision included in Mr. Serra’s employment contract remained unchanged during the period of his employment with us.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus and option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the Company’s best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code in order to provide a compensation package consistent with our program and objectives. The portion of base salary paid to each of Mr. Hicks and Mr. Serra that exceeds $1,000,000, the value of restricted stock awards made to them, and potentially a portion of the value of restricted stock awards made to one or more of the other named executive officers, are not expected to be deductible.

Compensation Committee Report

The Compensation and Management Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Alan D. Feldman, Chair
Matthew M. McKenna
James E. Preston
Cheryl Nido Turpin

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total ($)
Ken C. Hicks	2009	506,349	1,000,000	5,050,000	1,753,860	—	19,855	265,601	8,595,665
Chairman, President
and CEO
Matthew D. Serra	2009	1,500,000	—	595,800	344,038	—	337,993	70,399	2,848,230
Retired Chairman,	2008	1,500,000	—	583,000	241,430	1,728,339	417,593	245,964	4,716,326
President and CEO	2007	1,500,000	—	2,342,000	272,153	—	227,515	75,717	4,417,385
Robert W. McHugh	2009	562,500	—	248,250	71,730	—	87,952	180,683	1,151,115
Executive VP and	2008	525,000	—	116,600	61,828	376,464	82,615	300,653	1,463,160
CFO	2007	518,750	—	936,800	112,228	—	34,348	20,211	1,622,337
Ronald J. Halls	2009	750,000	—	1,020,000	299,735	—	106,393	207,088	2,383,216
President and CEO–	2008	704,167	—	233,200	61,828	312,675	102,678	533,847	1,948,395
Foot Locker, Inc.–	2007	650,000	—	468,400	168,342	—	50,217	292,142	1,629,101
International
Richard A. Johnson	2009	525,000	—	248,250	71,730	407,822	85,301	788,791	2,126,894
President and CEO
Foot Locker U.S.,
Lady Foot Locker,
Kids Foot Locker,
Footaction
Gary M. Bahler	2009	524,975	—	248,250	71,730	—	240,552	142,785	1,228,292
Senior VP, General	2008	524,975	—	116,600	61,828	376,446	147,421	327,999	1,555,269
Counsel and	2007	524,975	—	936,800	112,228	—	92,659	36,080	1,702,742
Secretary

Notes to Summary Compensation Table

(1)	Ken C. Hicks has served as Chairman of the Board since January 31, 2010 and as President and Chief Executive Officer since August 17, 2009.

Matthew D. Serra served as President and Chief Executive Officer through August 16, 2009, and as Chairman of the Board until his retirement on January 30, 2010.

Robert W. McHugh has served as Executive Vice President and Chief Financial Officer since May 1, 2009. Prior to May 1, 2009, he served as Senior Vice President and Chief Financial Officer.

Richard A. Johnson became an executive officer on January 8, 2010 in connection with his promotion to President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction.

(2)

This amount reflects the sign-on bonus that Mr. Hicks received following the commencement of his employment in August 2009. Mr. Hicks was also entitled under his employment agreement to receive an annual bonus calculated in the same manner as payments made for 2009 under the annual bonus plan, with a guaranteed bonus equal to target ($634,617); however, he waived his entitlement to this bonus payment in light of the Company’s performance in 2009 and the fact that corporate executives participating in the performance-based annual bonus plan would not be receiving payouts for 2009.

(3)

The amounts in these columns reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our Form 10-K for 2009. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments at the same rate as paid on our shares of Common Stock. Please see the Grants of Plan-Based Awards table on Page 38 for additional information on awards granted in 2009. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the named executives.

(4)

For 2009, this column reflects the payment made to Mr. Johnson under the Foot Locker Europe annual bonus plan; for 2008, the column reflects payments made under the Annual Incentive Compensation Plan (the “Annual Bonus Plan”).

(5)

Amounts shown in column (h) represent the annual change in pension value during each of our last three fiscal years for each of the executives. Please see Page 62 for more information on 2009 pension benefits.

(6)

This column includes perquisites and other compensation, and the amounts attributable to the executives for 2009 are shown in the tables below. We valued these perquisites at the incremental cost to the Company of providing the personal benefits to the executives, which represents the actual cost attributable to providing these personal benefits. Please note:

•

The amount shown in the table for Mr. Serra’s auto allowance includes the incremental cost to the Company of providing him with the personal use of a driver, who was a full time employee of the Company during 2009 and who also performed other regular duties for the Company.

•

The amounts shown in the table under the 401(k) Match column represent the dollar value of the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account in shares of Common Stock. The shares of stock for the 2009 matching contribution were valued at $11.14 per share.

•

The amounts shown for each individual under the column Accrual for Post-Termination Medical reflect the amounts accrued in 2009 for the actuarial present value of the future cost of providing this benefit to these individuals.

•

For Mr. Hicks, the relocation expense reimbursement reflects all of Mr. Hicks’ relocation expenses; the amount of the tax gross-up for Mr. Hicks’ relocation expenses reflects the gross up on relocation expenses reimbursed through November 2009. For Mr. Johnson, the relocation expense reimbursement and related tax gross-up relate to reimbursement of both taxable and non-taxable expenses with regard to Mr. Johnson’s relocation from the United States to The Netherlands for his international assignment in 2007.

•

For Mr. Johnson, the amounts shown under the columns headed “Foreign Assignment” and “Expatriate Tax Payments” reflect expatriate compensation for 2009 in his position as President and Chief Executive Officer of our Foot Locker Europe division headquartered in Vianen, The Netherlands. Under Foreign Assignment, the amount shown includes expatriate benefits and allowances for certain housing and utilities, goods and services differential, school tuition, and other education-related costs, home lease allowance, automobile, and certain other costs in connection with Mr. Johnson’s international assignment. Mr. Johnson received the majority of these benefits and allowances under the Company’s international assignment policy, which applies to employees on international assignment and is designed to minimize any financial detriment or gain to the employee from the assignment. Under Expatriate Tax Payments, the amount shown includes tax equalization payments, and tax reimbursements net of hypothetical tax deductions, in connection with Mr. Johnson’s international assignment. These payments and reimbursements are made under a policy that applies to employees on international assignment and are designed to facilitate these assignments by holding these employees responsible for the tax liabilities they would have incurred had they remained in their home countries.

Name	Auto Allowance	Financial Planning	Medical Expense Reimbursement and Executive Physical	Supp. LTD Insurance Premiums	Accrual for Post- Termination Medical	Spousal Travel Reimbursement	Service Award	Universal Life Insurance Premium	Emp. Agreement Legal Fees	401(k) Match	Total
M. Serra	38,596	—	18,830	—	—	—	2,523	—	8,000	2,450	70,399
R. McHugh	13,650	—	6,405	—	158,178	—	—	—	—	2,450	180,683
R. Halls	18,397	—	4,275	—	152,682	29,284	—	—	—	2,450	207,088
G. Bahler	13,588	7,800	6,214	5,565	104,934	—	—	2,234	—	2,450	142,785

Name	Car Service Expense Reimbursement	COBRA Reimbursement	Financial Planning	Relocation Expense Reimbursement	Tax Gross-Up on Relocation	Accrual for Post- Termination Medical	Employment Agreement Legal Fees	Supp. LTD Insurance Premiums	Total
K. Hicks	1,723	2,625	2,600	166,252	51,551	33,956	2,688	4,206	265,601

Name	Medical Expense Reimbursement and Executive Physical	Universal Life Insurance Premium	Accrual for Post- Termination Medical	Relocation Reimbursement	Tax Gross-Up on Relocation	Foreign Assignment	Expatriate Tax Payments	401(k) Match	Total
R. Johnson	4,029	6,075	134,100	275,599	452	210,617	155,469	2,450	788,791

The following Grants of Plan-Based Awards Table shows the awards made to the named executive officers in 2009 under the applicable annual bonus plan and the Long-Term Bonus Plan, as well as the restricted stock, restricted stock unit, and stock option awards under the Company’s Stock Incentive Plan.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			(i)	(j)	(k)	(l)
		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
K. Hicks	N/A(1)	N/A	N/A	N/A
	08/25/09(2)	202,850	811,401	1,622,802
	08/25/09(3)							500,000			5,050,000
	08/25/09(4)								600,000	10.10	1,753,860

M. Serra	03/25/09(1)	468,750	1,875,000	3,000,000
	03/25/09(2)	337,500	1,350,000	2,700,000
	03/25/09(3)							60,000			595,800
	03/25/09(4)								125,000	9.93	344,038

R. McHugh	03/25/09(1)	107,813	431,250	754,688
	03/25/09(2)	129,375	517,500	1,035,000
	03/25/09(3)							25,000			248,250
	03/25/09(4)								25,000	9.93	71,730

R. Halls	03/25/09(1)	140,625	562,500	984,375
	03/25/09(2)	168,750	675,000	1,350,000
	03/25/09(3)							50,000			496,500
	03/25/09(4)								50,000	9.93	143,460
	06/30/09(3)							50,000			523,500
	06/30/09(4)								50,000	10.47	156,275

R. Johnson	03/25/09(1)	98,438	393,750	689,063
	03/25/09(2)	126,791	507,163	1,014,326
	03/25/09(3)							25,000			248,250
	03/25/09(4)								25,000	9.93	71,730

G. Bahler	03/25/09(1)	98,438	393,750	689,063
	03/25/09(2)	118,125	472,500	945,000
	03/25/09(3)							25,000			248,250
	03/25/09(4)								25,000	9.93	71,730

Notes to Grants of Plan-Based Awards Table

(1)	Annual Bonus Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2009 fiscal year under the applicable annual bonus plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts are based on a percentage of the executive’s base salary. For Mr. Serra, the threshold, target, and maximum amounts represent 31.25 percent, 125 percent, and 200 percent, respectively, of his annual base salary. For Messrs. McHugh, Halls, Johnson, and Bahler, the threshold, target, and maximum amounts represent 18.75 percent, 75 percent, and 131.25 percent, respectively, of each executive’s annual base salary. Mr. Hicks was not a participant in the annual bonus plan for 2009. As shown in the Summary Compensation Table on Page 35, no annual bonuses were paid to the named executives other than Mr. Johnson for 2009.

(2)	Long-Term Bonus Awards

Amounts shown reflect the estimated payment levels at threshold, target, and maximum performance for the three-year performance period of 2009-2011 under the Company’s Long-Term

Bonus Plan and reflect the potential amounts that would be paid at the end of the performance period if the applicable performance goals are achieved. The amounts shown under threshold, target and maximum represent 22.5 percent, 90 percent, and 180 percent, respectively, of the executive’s base salary as of the following dates in the first year of the performance period: (i) for Mr. Hicks, August 17, 2009, the date he commenced employment with Foot Locker, with the estimated amounts pro rated to his employment date; (ii) for Messrs. Serra, McHugh, Halls, and Bahler, May 1, 2009; and (iii) for Mr. Johnson, May 1, 2009, as increased effective February 1, 2010 in connection with his promotion. No amounts are paid to the executives under the Long-Term Bonus Plan unless the performance goals for the three-year performance period are achieved.

(3)	Restricted Stock Awards

Amounts shown in the table under column (i) represent the number of shares of restricted stock or restricted stock units awarded to the executive on the grant date. In 2009, the awards were granted under the 2007 Stock Incentive Plan and vest according to the following schedule, provided, with regard to Mr. Hicks, that he remains employed by the Company as CEO through the applicable vesting dates, and with regard to the other executives, that they remain employed by the Company through the applicable vesting dates. For restricted stock awards, the executives have the right to receive all regular cash dividends payable after the date of grant to all record holders of our Common Stock. The grant date fair value of the restricted stock awards shown in column (l) includes expected dividend payments on the shares. No dividends are paid or accrued for restricted stock unit awards.

Name	Date	Award	Number of Shares	Vesting Schedule

K. Hicks	08/25/2009	Restricted Stock	100,000	01/31/2013: 100,000 shares

K. Hicks	08/25/2009	Restricted Stock	400,000	01/31/2011: 100,000 shares
				01/31/2012: 100,000 shares
				01/31/2013: 200,000 shares

M. Serra	03/25/2009	Restricted Stock	60,000	01/30/2010: 60,000 shares

R. McHugh	03/25/2009	Restricted Stock	25,000	03/25/2012: 25,000 shares

R. Halls	03/25/2009	Restricted Stock	50,000	03/25/2012: 50,000 shares

R. Halls	06/30/2009	Restricted Stock	50,000	06/30/2010: 25,000 shares
				06/30/2011: 25,000 shares

R. Johnson	03/25/2009	Restricted Stock Unit	25,000	03/25/2012: 25,000 units

G. Bahler	03/25/2009	Restricted Stock	25,000	03/25/2012: 25,000 shares

(4)	Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2009 under the 2007 Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of the Company’s Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner than this. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. Moreover, upon the occurrence of a Change in Control, all outstanding options will become immediately exercisable as of that date. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

The vesting schedule for options granted to the executives in 2009 is shown below.

Name	Date of Grant	Number of Shares	Vesting Schedule

K. Hicks	08/25/2009	300,000	02/25/2010: 150,000 shares
			08/25/2010: 150,000 shares

K. Hicks	08/25/2009	300,000	08/25/2010: 100,000 shares
			08/25/2011: 100,000 shares
			08/25/2012: 100,000 shares

M. Serra	03/25/2009	125,000	01/30/2010: 125,000 shares

R. McHugh	03/25/2009	25,000	03/25/2010: 8,333 shares
			03/25/2011: 8,333 shares
			03/25/2012: 8,334 shares

R. Halls	03/25/2009	50,000	03/25/2010: 16,666 shares
			03/25/2011: 16,667 shares
			03/25/2012: 16,667 shares

R. Halls	06/30/2009	50,000	06/30/2010: 25,000 shares
			06/30/2011: 25,000 shares

R. Johnson	03/25/2009	25,000	03/25/2010: 8,333 shares
			03/25/2011: 8,333 shares
			03/25/2012: 8,334 shares

G. Bahler	03/25/2009	25,000	03/25/2010: 8,333 shares
			03/25/2011: 8,333 shares
			03/25/2012: 8,334 shares

(5)	Grant Date Fair Value

The amounts shown in column (l) reflect the aggregate grant date fair value of the restricted stock and stock option awards granted in 2009, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 21 to our financial statements in our Form 10-K for 2009. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments at the same rate as paid on our shares of Common Stock. For option awards, the value is calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes values for the options granted in 2009 are shown in the table below. For restricted stock and restricted stock unit awards, the fair value is calculated by multiplying the closing price of our Common Stock on The New York Stock Exchange on the award date by the number of shares granted.

Name	Stock Options: Date of Grant	Black-Scholes Value	Restricted Stock and Restricted Stock Unit Awards: Date of Grant	Closing Price on Date of Grant

K. Hicks	08/25/2009	$2.9231	08/25/2009	$10.10

M. Serra	03/25/2009	$2.7523	03/25/2009	$9.93

R. Halls	03/25/2009	$2.8692	03/25/2009	$9.93
	06/30/2009	$3.1255	06/30/2009	$10.47

R. McHugh	03/25/2009	$2.8692	03/25/2009	$9.93
R. Johnson
G. Bahler

Salary. The annual base salaries and bonuses, if any, paid to our named executives in 2009 are set forth in the Summary Compensation Table. For 2009, these amounts represented the following percentages of their total compensation: Mr. Hicks (17.5%), Mr. Serra (52.6%), Mr. McHugh (48.9%), Mr. Halls (31.5%), Mr. Johnson (43.9%), and Mr. Bahler (42.7%). Information on the named executives’ employment agreements appears beginning on Page 45.

The following table, Outstanding Equity Awards at Fiscal Year-End shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock or restricted stock units held by the named executives at the end of the 2009 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. Hicks	0	600,000	—	10.10	08/25/2019	—	—	—	—
	—	—	—	—	—	500,000	5,645,000	—	—
M. Serra	500,000	0	—	11.905	02/12/2011	—	—	—	—
	200,000	0	—	16.02	04/18/2012	—	—	—	—
	100,000	0	—	16.19	01/30/2013	—	—	—	—
	100,000	0	—	25.365	01/30/2013	—	—	—	—
	115,000	0	—	27.01	01/30/2013	—	—	—	—
	100,000	0	—	23.92	01/30/2013	—	—	—	—
	48,500	0	—	23.42	01/30/2013	—	—	—	—
	100,000	0	—	11.66	01/30/2013	—	—	—	—
	125,000	0	—	9.93	01/30/2013	—	—	—	—
R. McHugh	20,000	0	—	11.3125	04/12/2010	—	—	—	—
	20,000	0	—	12.985	04/11/2011	—	—	—	—
	20,000	0	—	16.02	04/18/2012	—	—	—	—
	20,000	0	—	10.245	04/16/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	20,000	0	—	28.155	03/23/2015	—	—	—	—
	30,000	0	—	21.48	11/21/2015	—	—	—	—
	13,333	6,667	—	23.42	03/28/2017	—	—	—	—
	8,333	16,667	—	11.66	03/26/2018	—	—	—	—
	0	25,000	—	9.93	03/25/2019	—	—	—	—
	—	—	—	—	—	40,000	451,600	—	—
	—	—	—	—	—	10,000	112,900	—	—
	—	—	—	—	—	25,000	282,250	—	—
R. Halls	10,000	0	—	16.02	04/18/2012	—	—	—	—
	16,667	0	—	10.065	02/02/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	30,000	0	—	28.155	03/23/2015	—	—	—	—
	30,000	0	—	23.92	03/22/2016	—	—	—	—
	30,000	0	—	24.755	10/12/2016	—	—	—	—
	20,000	10,000	—	23.42	03/28/2017	—	—	—	—
	8,333	16,667	—	11.66	03/26/2018	—	—	—	—
	0	50,000	—	9.93	03/25/2019	—	—	—	—
	0	50,000	—	10.47	06/30/2019	—	—	—	—
	—	—	—	—	—	20,000	225,800	—	—
	—	—	—	—	—	20,000	225,800	—	—
	—	—	—	—	—	50,000	564,500	—	—
	—	—	—	—	—	50,000	564,500	—	—
R. Johnson	30,000	0	—	16.02	04/18/2012	—	—	—	—
	30,000	0	—	10.245	04/16/2013	—	—	—	—
	30,000	0	—	25.385	04/01/2014	—	—	—	—
	20,000	0	—	28.155	03/23/2015	—	—	—	—
	20,000	0	—	23.92	03/22/2016	—	—	—	—
	13,333	6,667	—	23.42	03/28/2017	—	—	—	—
	13,333	6,667	—	18.80	07/30/2017	—	—	—	—
	3,333	6,667	—	11.66	03/26/2018	—	—	—	—
	0	25,000	—	9.93	03/25/2019	—	—	—	—
	—	—	—	—	—	25,000	282,250	—	—
	—	—	—	—	—	25,000	282,250	—	—
G. Bahler	20,002	0	—	11.3125	04/12/2010	—	—	—	—
	47,500	0	—	12.985	04/11/2011	—	—	—	—
	47,500	0	—	16.02	04/18/2012	—	—	—	—
	33,000	0	—	10.245	04/16/2013	—	—	—	—
	32,000	0	—	25.385	04/01/2014	—	—	—	—
	25,000	0	—	28.155	03/23/2015	—	—	—	—
	25,000	0	—	23.92	03/22/2016	—	—	—	—
	13,333	6,667	—	23.42	03/28/2017	—	—	—	—
	8,333	16,667	—	11.66	03/26/2018	—	—	—	—
	0	25,000	—	9.93	03/25/2019	—	—	—	—
	—	—	—	—	—	40,000	451,600	—	—
	—	—	—	—	—	10,000	112,900	—	—
	—	—	—	—	—	25,000	282,250	—	—

Notes to Table on Outstanding Equity Awards at Fiscal Year-End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Name	Total Number of Securities Underlying Unexercised Options	Date of Grant	Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant
K. Hicks	300,000	08/25/2009	08/25/2010		08/25/2011		08/25/2012
	300,000	08/25/2009	02/25/2010	*	08/25/2010	*	—
M. Serra	500,000	02/12/2001	02/12/2002		02/12/2003		01/31/2004
	200,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	100,000	09/11/2003	09/11/2004		09/11/2005		09/11/2006
	100,000	02/18/2004	02/18/2005		02/18/2006		02/18/2007
	115,000	02/09/2005	02/09/2006		02/09/2007		02/01/2008
	100,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	48,500	03/28/2007	03/28/2008		03/28/2009		01/30/2010
	100,000	03/26/2008	03/26/2009	**	01/30/2010	**	—
	125,000	03/25/2009	01/30/2010	***	—		—
R. Halls	10,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	16,667	02/02/2003	02/02/2004		02/02/2005		02/02/2006
	20,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	30,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	30,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	30,000	10/12/2006	10/12/2007		10/12/2008		10/12/2009
	30,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	50,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012
	50,000	06/30/2009	06/30/2010	****	06/30/2011	****	—
R. McHugh	20,000	04/12/2000	04/12/2001		04/12/2002		04/12/2003
	20,000	04/11/2001	04/11/2002		04/11/2003		04/11/2004
	20,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	20,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	20,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	20,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	30,000	11/21/2005	11/21/2006		11/21/2007		11/21/2008
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	25,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012
R. Johnson	30,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	30,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	30,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	20,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	20,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	20,000	07/30/2007	07/30/2008		07/30/2009		07/30/2010
	10,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	25,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012
G. Bahler	20,002	04/12/2000	04/12/2001		04/12/2002		04/12/2003
	47,500	04/11/2001	04/11/2002		04/11/2003		04/11/2004
	47,500	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	33,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	32,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	25,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	25,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
	25,000	03/25/2009	03/25/2010		03/25/2011		03/25/2012

*	50 percent of grant vests six months following grant date and 50 percent vests one year following grant date.

**	50 percent of grant vested on March 26, 2009 and 50 percent of grant vested on January 30, 2010.

***	Option fully vested on January 30, 2010.

****	Option granted with a two-year vesting schedule.

(2)	The vesting dates for the restricted stock and restricted stock unit awards shown in column (g) are as follows:

Name	Date of Grant	Number of Shares/Units	Vesting Date
K. Hicks	08/25/2009	100,000	01/31/2013
	08/25/2009	100,000	01/31/2011
	08/25/2009	100,000	01/31/2012
	08/25/2009	200,000	01/31/2013
R. McHugh	03/28/2007	40,000	03/15/2010
	03/26/2008	10,000	03/26/2011
	03/25/2009	25,000	03/25/2012
R. Halls	03/28/2007	20,000	03/15/2010
	03/26/2008	20,000	03/26/2011
	03/25/2009	50,000	03/25/2012
	06/30/2009	25,000	06/30/2010
	06/30/2009	25,000	06/30/2011
R. Johnson	07/30/2007	25,000	08/06/2010
	03/25/2009	25,000	03/25/2012
G. Bahler	03/28/2007	40,000	03/15/2010
	03/26/2008	10,000	03/26/2011
	03/25/2009	25,000	03/25/2012

(3)	Value calculated by multiplying the number of unvested shares by the closing price of $11.29 on January 29, 2010, which was the last business day of the 2009 fiscal year.

The following table, Option Exercises and Stock Vested, provides information on the stock options exercised by the named executives during 2009 and restricted stock awards that vested during the year.

OPTION EXERCISES AND STOCK VESTED

(a)	Option Awards		Stock Awards
	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
K. Hicks	—	—	—	—
M. Serra	—	—	18,834	182,596
R. McHugh	4,000	10,570	—	—
R. Halls	—	—	50,000	555,250
R. Johnson	—	—	—	—
G. Bahler	—	—	—	—

EMPLOYMENT AGREEMENTS

We have employment agreements with each of the named executive officers, and we describe the material terms of each of these agreements below. Information on potential payments and benefits on termination of the agreements is described under the section “Potential Payments upon Termination or Change in Control,” beginning on Page 50.

Ken C. Hicks

•	Position. We entered into an employment agreement with Mr. Hicks in June 2009 in connection with our recruiting and hiring him to serve as President and Chief Executive Officer.

•

Term. The term of this agreement began on August 17, 2009 and ends on January 31, 2013. The agreement contains an “evergreen” renewal provision that provides for additional one-year renewals of the employment term unless either party gives notice of non-renewal one year prior to the end of the then- current term.

•

Base Salary and Bonus. We pay Mr. Hicks an annual base salary of not less than $1.1 million during the term of the agreement. For fiscal years after 2009, Mr. Hicks’ annual bonus at target is 125 percent of his base salary. His bonus at target under the long-term bonus plan for any three-year performance period is 90 percent of his base salary at the beginning of the performance period. Mr. Hicks will participate on a pro rata basis in the long-term bonus plan for the 2007-2009, 2008-2010, and 2009-2011 performance periods.

•

Annual Bonus for 2009. The agreement provides that Mr. Hicks was entitled to receive an annual bonus calculated in the same manner as payments made for 2009 under the annual bonus plan, with a guaranteed bonus equal to target ($634,617); however, he waived his entitlement to this bonus payment in light of the Company’s performance in 2009 and the fact that corporate executives participating in the performance-based annual bonus plan would not be receiving payouts for 2009.

•

Sign-on Bonus. Mr. Hicks’ agreement provides for a sign-on bonus payment of $2 million, payable as follows: (a) $1 million within 30 days of August 17, 2009 and (b) $500,000 each on August 17, 2010 and August 17, 2011, provided he continues to be employed by the Company as its Chief Executive Officer through theses dates.

•	Stock Awards. (i) Mr. Hicks’ agreement provided for the following stock awards to be made within 30 days of his employment commencement date:

Type of Award	Number of Shares	Vesting

Restricted Stock	100,000	January 31, 2013 Vesting is subject to continued employment as CEO

Stock Option	300,000	Three equal annual installments, beginning on the first anniversary of the date of grant Vesting is subject to continued employment as CEO

(ii) In addition, as a bonus in connection with executing his employment agreement and as an inducement to commence employment, the agreement provided for the following stock awards to be made within 30 days of his employment commencement date:

Type of Award	Number of Shares	Vesting

Restricted Stock	400,000	January 31, 2011: 100,000 January 31, 2012: 100,000 January 31, 2013: 200,000 Vesting is subject to continued employment as CEO

Stock Option	300,000	Six months following date of grant: 150,000 One year following date of grant: 150,000 Vesting is subject to continued employment as CEO

•	Relocation. The agreement provides for reimbursement of relocation expenses for Mr. Hicks to relocate to the New York metropolitan area.

•

Benefit Plans and Perquisites. Mr. Hicks is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Hicks include:

—	Company-paid life insurance in the amount of his annual base salary;

—	Long-term disability insurance coverage of $25,000 per month;

—	Annual out-of-pocket medical expense reimbursement of up to $7,500;

—	Financial planning expenses of up to $15,000 during the first year of employment and $7,500 annually thereafter;

—

Reimbursement for the difference between the monthly cost of participation in Foot Locker’s medical and dental insurance plans and the amount Mr. Hicks paid his former employer for continued coverage under COBRA for the period beginning August 17, 2009 and ending on the date he became eligible to participate in our plans on December 1, 2009.

—	Reimbursement of up to $15,000 for legal fees in connection with his employment agreement; and

—	Automobile expense reimbursement for up to $40,000 annually and reimbursement of reasonable expenses for car service for transportation within the New York metropolitan area.

•	Non-Compete Provision. Mr. Hicks’ agreement provides that he may not compete with Foot Locker or solicit our employees for two years following the termination of his employment agreement.

•	Certain Defined Terms in the Agreement:

“Cause” means with regard to Mr. Hicks:

—	his refusal or willful failure to substantially perform his duties;

—	his dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company, its business or assets;

—	his willful breach of material provision of the agreement, which is not cured;

—	his conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude; or

—	his willful failure to take lawful and reasonable directions from the Board.

“Change in Control” means any of the following:

—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 50 percent of the stock outstanding;

—	the acquisition of 35 percent or more of the outstanding stock; or

—

during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Good Reason” means, following a Change in Control,

—	a material demotion or reduction in Mr. Hicks’ authority or responsibility (except in connection with a termination for Cause or disability or temporarily because of illness or other absence);

—	a reduction in his base salary rate;

—	a reduction in his annual bonus classification level;

—	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;

—	failure by a successor company to assume in writing the Company’s obligations under the agreement; or

—	the Company breaches a material provision of the agreement and does not correct the breach.

Matthew D. Serra

•

Amendment. We and Mr. Serra amended his employment agreement, effective August 2009, to provide that Mr. Serra would resign as President and Chief Executive Officer in August 2009, continuing to serve as Chairman of the Board until his planned retirement at the end of his employment agreement term on January 30, 2010. Other than as amended, the terms of Mr. Serra’s December 2008 agreement remained unchanged through the end of the term.

•	Term. The term of this agreement began on October 1, 2006 and ended on January 30, 2010.

•

Base Salary and Bonus. We paid Mr. Serra an annual base salary of not less than $1.5 million during the term of the agreement. Mr. Serra’s annual bonus at target was 125 percent of his base salary, and his bonus at target under the long-term bonus plan for any three-year performance period was 90 percent of his base salary at the beginning of the performance period. He is eligible for a pro-rata payout under the Long-Term Bonus Plan for the 2008-2010 and 2009-2011 performance periods, provided the performance goals are met, with payment to be made to Mr. Serra at the same time payment is made to other participating executives.

•

Benefit Plans and Perquisites. During the employment term, Mr. Serra was entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He was also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Serra included:

—	Company-paid life insurance in the amount of his annual base salary;

—	Long-term disability insurance coverage of $25,000 per month;

—	Annual out-of-pocket medical expense reimbursement of up to $20,000;

—	Financial planning expenses of up to $7,500 annually;

—	Reimbursement of dues and membership fees of one private club of up to $20,000 annually;

—	Automobile expense allowance of up to $40,000 annually and the services of a driver;

Although Mr. Serra was eligible for these perquisites under his agreement, he chose not to receive some of these benefits in 2009.

•	Non-Compete Provision. Mr. Serra’s agreement provides that he may not compete with Foot Locker or solicit our employees for two years following the termination of his employment agreement.

•	Certain Defined Terms in the Agreement:

“Cause” means Mr. Serra:

—	willfully and continuously fails to perform his duties;

—	willfully takes part in misconduct that significantly harms the Company;

—	willfully breaches his employment agreement and does not correct the breach; or

—	is convicted of a felony (other than a traffic violation).

“Change in Control” means any of the following:

—	a person or group makes a tender offer to purchase at least 20 percent of the Company’s outstanding stock;

—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 20 percent of the stock outstanding;

—	the acquisition of 20 percent or more of the outstanding stock. (The Board may, however, increase this threshold up to 40 percent);

—	shareholder approval of a plan of liquidation, dissolution, or sale of substantially all of the assets of the Company; or

—

during any period of two consecutive years, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

Mr. Serra is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months and does not return to perform his duties after the Company gives him notice.

“Good Reason” means, following a Change in Control,

—	a material demotion or reduction in Mr. Serra’s authority or responsibility (except temporarily because of illness or other absence);

—	a decrease in his base salary rate;

—	a reduction in his annual bonus classification level;

—	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;

—	failure by a successor company to confirm in writing that it will assume the Company’s obligations under the agreement; or

—	the Company breaches a material provision of the agreement and does not correct the breach.

Robert W. McHugh, Ronald J. Halls, Richard A. Johnson, and Gary M. Bahler

•	Position/Term/Base Salary. We have substantially identical employment agreements with these executives in their current positions, as follows:

Name	Position	Term of Agreement	2009 Base Salary Rate

R. McHugh	Executive VP and CFO	1/1/2009—1/31/2011	$575,000

R. Halls	President and CEO, Foot Locker, Inc.—International	7/1/2009—6/30/2011	$750,000

R. Johnson	President and CEO, Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction	1/8/2010-1/31/2011	$525,000

G. Bahler	Senior VP, General Counsel and Secretary	1/1/2009—1/31/2011	$525,000

•	Term. The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given by the October 31 prior to the expiration of the term.

•	Base Salary. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives’ base salaries for 2009 are shown in the table.

•

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

•	Non-Compete Provision. The executives’ agreements provide that they may not compete with Foot Locker or solicit our employees for two years following the termination of their employment agreements.

•	Certain Defined Terms in the Agreement:

“Cause” means the executive’s:

—	refusal or willful failure to substantially perform his duties;

—	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;

—	willful breach of his employment agreement and he does not correct the breach; or

—	conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

“Change in Control” means any of the following:

—

the Company merges with another company or sells all (or substantially all) of its assets. This event excludes, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 50 percent of the stock outstanding;

—	the acquisition of 35 percent or more of the outstanding stock; or

—

during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

The executive is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months, and does not return to perform his duties after the Company gives him notice.

“Good Reason” means:

Prior to a Change in Control,

—

a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period;

—	material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

—	any reduction in base salary;

—	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his benefits, without providing substitute comparable plans and benefits;

—	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

—	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;

—	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement;

—	failure by the Company to renew the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates in certain circumstances. The estimated amount of compensation and benefits that would be payable to the named executives following termination of their employment, including amounts already vested, is stated in the tables below. The information in the tables assumes a termination date of January 30, 2010. As Mr. Serra retired from the Company on January 30, 2010, the information reported in the table reflects his retirement and reports actual amounts.

KEN C. HICKS

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Total

By Company Without Cause	$2,634,617	Restricted Stock: No acceleration of vesting	—	—	—	$25,000	$2,659,617
	(1)	Stock Options: No acceleration of vesting				(2)

By Executive if Company Breaches Employment Agreement	$2,634,617 (1)	Restricted Stock: No acceleration of vesting Stock Options: No acceleration of vesting	—	—	—	$25,000 (2)	$2,659,617

Executive Resigns Before End of Term	—	—	—	—	—	—	—

By Executive for Good Reason or by Company following Change in Control	$4,950,000	Restricted Stock: $5,645,000 Stock Options: Accelerated vesting of 600,000 shares: $714,000	—	—	—	$25,000	$11,334,000
(3)	(4)(5)	(6)(7)				(2)

Disability	—	Restricted Stock: $5,645,000	$20,254	—	—	—	$5,962,754
		Stock Options: Accelerated vesting of 250,000 shares: $297,500
		(8)(7)	(9)

Death	—	Restricted Stock: $5,645,000	$20,254	—	—	—	$5,962,754
		Stock Options: Accelerated vesting of 250,000 shares: $297,500
		(8)(7)	(9)

Cause	—	—	—	—	—	—	—

Notes to Table on Ken C. Hicks

(1)

The severance amount reflects salary continuation for 24 months plus the annual bonus that Mr. Hicks was entitled to for 2009. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis. Payment of the bonus amount would have been made within two and one-half months following termination.

(2)	This amount reflects the approximate cost of one year of outplacement services.

(3)	This covers termination by the Company without Cause or by the Executive for Good Reason during the two-year period following a Change in Control.

(4)	The severance amount equals the sum of two times Executive’s annual base salary plus annual bonus at target. Payment would be made in a lump sum six months following termination.

(5)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Hicks’ payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(6)	This amount for restricted stock is the value of 500,000 shares of restricted stock that would vest. The shares were valued at $11.29.

(7)	This amount represents the intrinsic value of the stock options.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 500,000 shares of restricted stock, valued at $11.29.

(9)	Benefit under the Supplemental Executive Retirement Plan (“SERP”) payable in a lump sum following the determination of disability or the date of death.

MATTHEW D. SERRA

Matthew D. Serra retired from the Company at the end of the 2009 fiscal year on January 30, 2010. The information in the table below reflects the actual amounts for Mr. Serra in connection with his retirement.

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Total

Retirement	N/A	N/A	$2,857,607	$544,314	$121,231	$3,523,152
			(1)	(2)	(3)

Notes to Table on Matthew D. Serra

(1)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments will be made quarterly over a three-year period. The first two quarterly payments will be made on the first day of the calendar quarter that occurs six months after the executive’s retirement date, with the remaining payments made quarterly during the remainder of the three-year period.

(2)

Benefit payable as of January 30, 2010 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

Mr. Serra is entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits are substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Serra is required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The continuation of benefits would terminate if Mr. Serra engages in competition during the one-year period following termination or becomes a participant in a new employer’s health plan. The amount shown in the table represents the actuarial present value of all future expected medical and dental benefits to be received from the Company during retirement.

ROBERT W. MCHUGH

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Total

By Company Without Cause	$575,000	Restricted Stock: No acceleration of vesting	—	$94,322	$9,290	—	$678,612
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	$575,000	Restricted Stock: No acceleration of vesting	—	$94,322	$9,290	—	$689,945
		Stock Options: Accelerated vesting of 23,333 shares: $11,333 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$94,322	—	—	$94,322
				(2)

Termination following Change in Control	$1,725,000	Restricted Stock: $846,750	—	$94,322	$9,290	—	$2,709,362
		Stock Options: Accelerated vesting of 48,334 shares: $34,000 value
	(5)	(6)(4)		(2)	(3)

Disability	—	Restricted Stock: $846,750	$152,144	$94,322	$9,290	—	$1,113,839
		Stock Options: Accelerated vesting of 23,333 shares $11,333 value
		(7)(4)	(8)	(2)

Death	—	Restricted Stock: $846,750	$152,144	$94,322	—	—	$1,104,549
		Stock Options: Accelerated vesting of 23,333 shares: $11,333 value
		(7)(4)	(8)	(2)

Cause	—	—	—	$94,322	—	—	$94,322
				(2)

Notes to Table on Robert W. McHugh

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)	Benefit payable as of January 30, 2010 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

The amount in the table reflects the estimated cost to the Company of payments to Mr. McHugh to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)	The value shown in the table reflects the intrinsic value only of the in-the-money-options on January 30, 2010.

(5)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. McHugh’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(6)	This amount for restricted stock represents the value of 75,000 shares of restricted stock that would vest on termination. The shares were valued at $11.29.

(7)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 75,000 shares of restricted stock, valued at $11.29.

(8)	SERP benefit payable in a lump sum following determination of disability or the date of death.

RONALD J. HALLS

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Total

By Company Without Cause	$750,000	Restricted Stock: No acceleration of vesting	$386,592	$112,423	$414,580	—	$1,663,595
		Stock Options: No acceleration of vesting
	(1)		(2)	(3)	(4)

By Executive for Good Reason	$750,000	Restricted Stock: No acceleration of vesting	$386,592	$112,423	$414,580	—	$1,699,927
		Stock Options: Accelerated vesting of 51,665 shares: $36,332 value
	(1)	(5)	(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	$386,592	$112,423	$414,580	—	$913,595
			(2)	(3)	(4)

Termination following Change in Control	$2,250,000	Restricted Stock: $1,580,600	$386,592	$112,423	$414,580	—	$4,853,195
		Stock Options: Accelerated vesting of 126,667 shares: $109,000 value
	(6)	(7)(5)	(2)	(3)	(4)

Disability	—	Restricted Stock: $1,580,600	$386,592	$112,423	$414,580	—	$2,530,527
		Stock Options: Accelerated vesting of 51,665 shares: $36,332 value
		(8)(5)	(9)	(3)	(4)

Death	—	Restricted Stock: $1,580,600	$386,592	$112,423	—	—	$2,111,947
		Stock Options: Accelerated vesting of 51,665 shares: $36,332 value
		(8)(5)	(9)	(3)

Cause	—	—	—	$112,423	—	—	$112,423
				(3)

Notes to Table on Ronald J. Halls

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)	This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of January 30, 2010 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Mr. Halls would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Halls would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The value shown in the table reflects the intrinsic value only of the in-the-money-options on January 30, 2010.

(6)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Halls’ payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(7)	This amount for restricted stock represents the value of 140,000 shares of restricted stock that would vest on termination. The shares were valued at $11.29.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 140,000 shares of restricted stock, valued at $11.29.

(9)	SERP benefit payable in a lump sum following determination of disability or the date of death.

RICHARD A. JOHNSON

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Total

By Company Without Cause	$525,000	Restricted Stock Units: No acceleration of vesting	—	$78,993	$9,290	—	$613,283
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	$525,000	Restricted Stock Units: No acceleration of vesting	—	$78,993	$9,290	—	$624,616
		Stock Options: Accelerated vesting of 25,000 shares: $11,333 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$78,993	$9,290	—	$88,283
				(2)	(3)

Termination following Change in Control	$1,575,000	Restricted Stock Units: $564,500	—	$78,993	$9,290	—	$2,261,783
		Stock Options: Accelerated vesting of 45,001 shares: $34,000 value
	(5)	(6)(4)		(2)	(3)

Disability	—	Restricted Stock Units: $564,500	$265,281	$78,993	$9,290	—	$929,397
		Stock Options: Accelerated vesting of 25,000 shares: $11,333 value
		(7)(4)	(8)	(2)	(3)

Death	—	Restricted Stock Units: $564,500	$265,281	$78,993	—	—	$920,107
		Stock Options: Accelerated vesting of 25,000 shares: $11,333 value
		(7)(4)	(8)	(2)

Cause	—	—	—	$78,993	—	—	$78,993
				(2)

Notes to Table on Richard A. Johnson

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

Benefit payable as of January 30, 2010 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

The amount in the table reflects the estimated cost to the Company of payments to Mr. Johnson to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)	The value shown in the table reflects the intrinsic value only of the in-the-money-options on January 30, 2010.

(5)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Johnson’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(6)	This amount for restricted stock units represents the value of 50,000 restricted stock units that would vest on termination. The units were valued at $11.29.

(7)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock units. The number shown in the table assumes approval of the accelerated vesting of 50,000 restricted stock units, valued at $11.29.

(8)	SERP benefit payable in a lump sum following determination of disability or the date of death.

GARY M. BAHLER

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Total

By Company Without Cause	$878,365	Restricted Stock: No acceleration of vesting	$754,252	$362,862	$395,954	—	$2,391,433
		Stock Options: No acceleration of vesting
	(1)		(2)	(3)	(4)

By Executive for Good Reason	$878,365	Restricted Stock: No acceleration of vesting	$754,252	$362,862	$395,954	—	$2,402,766
		Stock Options: Accelerated vesting of 23,333 shares: $11,333 value
	(1)	(5)	(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	$754,252	$362,862	$395,954	—	$1,513,068
			(2)	(3)	(4)

Termination following Change in Control	$1,575,000	Restricted Stock: $846,750	$754,252	$362,862	$395,954	—	$3,968,818
		Stock Options: Accelerated vesting of 48,334 shares: $34,000 value
	(6)	(7)(5)	(2)	(3)	(4)

Disability	—	Restricted Stock: $846,750	$754,252	$362,862	$395,954	—	$2,371,151
		Stock Options: Accelerated vesting of 23,333 shares: $11,333 value
		(8)(5)	(9)	(3)	(4)

Death	—	Restricted Stock: $846,750	$754,252	$362,862	—	—	$1,975,197
		Stock Options: Accelerated vesting of 23,333 shares: $11,333 value
		(8)(5)	(9)	(3)

Cause	—	—	—	$362,862	—	—	$362,862
				(3)

Notes to Table on Gary M. Bahler

(1)	The severance amount equals three times weekly salary multiplied by executive’s 29 years of service and would be payable six months following termination.

(2)	This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of January 30, 2010 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Mr. Bahler would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Bahler would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The value shown in the table reflects the intrinsic value only of the in-the-money-options on January 30, 2010.

(6)

The severance amount equals three times the executive’s annual salary. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Bahler’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(7)	This amount for restricted stock represents the value of 75,000 shares of restricted stock that would vest on termination. The shares were valued at $11.29.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 75,000 shares of restricted stock, valued at $11.29.

(9)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

RETIREMENT PLANS

Foot Locker Retirement Plan

The Foot Locker Retirement Plan (the “Retirement Plan”) is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of our United States subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered by the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan such as the Foot Locker Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Foot Locker Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and Excess Plan as age 55 with at least 5 years of vesting service. Messrs. Bahler and Halls are the only named executive officers currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the Foot Locker Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The named executive officers other than Mr. Serra, and five other executive officers of the Company currently participate in the SERP. Mr. Serra participated in the SERP through his retirement date. The Compensation and Management Resources Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against target. Achievement of the target causes an 8 percent credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4 percent or more than 12 percent in any year. Participants’ accounts accrue simple interest at the rate of 6 percent annually.

A participant is eligible to receive a benefit under the SERP only if his or her age plus years of service at retirement equals at least 65. Currently, Messrs. Bahler, Halls and Johnson have age plus years of service totaling at least 65. Mr. Serra had age plus years of service exceeding 65 at the time of his retirement. If a participant’s employment terminates due to death or disability, he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable no earlier than six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum.

The SERP provides for the continuation of medical and dental insurance benefits if an executive’s age plus years of service total at least 65 when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

Payment of Retirement Benefits

The table below provides the present value of the accumulated benefit payable to each of the named executives and the years of service credited to each of them under the Foot Locker Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2009 financial statements.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)(2)
K. Hicks	Retirement Plan	0	-0-	0
	Excess Plan	0	-0-
	SERP	1	19,855

			19,855

M. Serra	Retirement Plan	10	53,432	0
	Excess Plan	10	544,314
	SERP	12	2,647,494

			3,245,240

R. McHugh	Retirement Plan	11	60,069	0
	Excess Plan	11	111,283
	SERP	5	143,439

			314,791

R. Halls	Retirement Plan	8	42,857	0
	Excess Plan	8	124,625
	SERP	7	361,895

			529,377

R. Johnson	Retirement Plan	11	63,032	0
	Excess Plan	11	92,772
	SERP	7	248,334

			404,138

G. Bahler	Retirement Plan	28	276,775	0
	Excess Plan	28	394,917
	SERP	12	706,067

			1,377,759

Notes to Pension Benefits Table

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (January 30, 2010) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which Participants become eligible for retirement under the plan is used as the expected retirement age. The following are the key assumptions that were used in calculating the values in the table:

•	FAS 87 Discount rate of 5.4 percent for the Retirement Plan; FAS 87 Discount rate of 4.7 percent for the Excess Plan and the SERP.

•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP the retirement age is assumed to be when age plus years of service equal 65.

•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum; the form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Messrs. Hicks’ and Serra’s years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

(2)

Mr. Serra retired from the Company on January 30, 2010. The amounts shown in column (d) of the table reflect the actual amounts that have been, or will be, paid to Mr. Serra following his retirement. No amounts were paid to him in the 2009 fiscal year.

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the Supplemental Executive Retirement Plan, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 30, 2010 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	7,001,856	$16.8813	4,550,469	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	7,001,856	$16.8813	4,550,469

Notes to Equity Compensation Plan Table

(1)	Includes 2,336,283 shares available for future issuance under the 2003 Employees Stock Purchase Plan (the “2003 Purchase Plan”) other than upon the exercise of an option, warrant or right.

Participating employees under the 2003 Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company’s Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year.

(2)

The 2007 Stock Incentive Plan (the “2007 Plan”) currently is the only plan under which stock awards may be granted to directors, officers and other employees of Foot Locker. The 2007 Plan limits the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards to 1.5 million shares out of the total number of shares authorized. As of the end of the 2009 fiscal year, a total of 57,916 shares remained available for issuance as restricted stock and Other Stock-Based Awards, and these shares are included in the total number of shares disclosed in column (c).

Payouts under the Long-Term Incentive Compensation Plan may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the 2007 Stock Incentive Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of Mr. Hicks and the two directors constituting Class I expire at the 2010 annual meeting. Matthew D. Serra retired as a director of the Company on January 30, 2010.

Nominees

Ken C. Hicks, James E. Preston, and Dona D. Young will be considered for election as directors in Class I, to serve for three-year terms expiring at the annual meeting in 2013. Each nominee has been nominated by the Board of Directors for election and has consented to serve. Mr. Hicks was elected by the Board to serve for his present term, effective August 17, 2009. Mr. Preston and Mrs. Young were elected to serve for their present terms at the 2007 annual meeting of shareholders. The six remaining directors will continue in office until the expiration of their terms at the 2011 or 2012 annual meeting. If, prior to the annual meeting, any nominee is not able to serve, then the persons designated as proxies for this meeting (Gary M. Bahler, Peter D. Brown, and Robert W. McHugh) will have full discretion to vote for another person to serve as a director in place of that nominee.

Mr. Preston, who is age 76, is standing for re-election by shareholders at this meeting. Under the retirement policy for directors, which is described on Page 10, the Nominating and Corporate Governance Committee asked that Mr. Preston stand for election at this meeting. Mr. Preston currently serves as lead director. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, waived the directors’ retirement policy for Mr. Preston in prior years so that he could continue to serve on the Board through the end of his term and as lead director. If shareholders re-elect Mr. Preston at this meeting, the Nominating and Corporate Governance Committee and the Board will review annually Mr. Preston’s continued service during the three-year term. Mr. Preston did not participate in the deliberations of the Nominating and Corporate Governance Committee on this matter.

The biographies of each of the nominees and the continuing directors contain information regarding the person’s service as a director, business experience, director positions held currently and at any time during the last five years, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director of your company. The ages shown are as of April 9, 2010. There are no family relationships among the directors or executive officers of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the three identified nominees to the Board of Directors.

Nominees for Director
Terms Expiring in 2013

Ken C. Hicks. Age 57. The Company’s Chairman of the Board, President and Chief Executive Officer. Director of the Company since 2009.

Mr. Hicks has served as the Company’s Chairman of the Board since January 31, 2010, and President and Chief Executive Officer since August 17, 2009. He was President and Chief Merchandising Officer of J.C. Penney Company, Inc. (“JC Penney”), a national retail company, from 2005 to July 2009. He was President and Chief Operating Officer of Stores and Merchandise Operations of JC Penney from 2002 through 2004, and he served as President of Payless ShoeSource, Inc. (now known as Collective Brands, Inc.), from 1999 to 2002. Mr. Hicks is currently a director of Avery Dennison Corporation. He was a director of JC Penney from 2008 to July 2009.

Mr. Hicks has extensive experience as a retail company executive, and serves as our Chairman of the Board, President and Chief Executive Officer. Prior to joining us in August 2009, Mr. Hicks was the President and Chief Merchandising Officer of J. C. Penney Co., Inc. He also serves on the board of another publicly traded company, Avery Dennison Corporation. He holds an M.B.A. from Harvard Business School.

James E. Preston. Age 76. Retired Chairman of the Board and Chief Executive Officer of Avon Products, Inc. Director of the Company since 1983.

Mr. Preston served as Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chairman and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998. He was a director of ARAMARK Corporation and Reader’s Digest Association.

Mr. Preston has a long and broad base of experience in the consumer products sector and international business, having served for many years as the Chairman of the Board and Chief Executive Officer of Avon Products, Inc. He also has many years of experience on our Board, as well as service on the boards of other public companies, including The Readers Digest Association, ARAMARK Corporation, and Avon Products, Inc. This experience, combined with his knowledge of Foot Locker and its operations, make him particularly suitable to serve as lead director.

Dona D. Young. Age 56. Retired Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. Director of the Company since 2001.

Mrs. Young served as Chairman of the Board (from April 1, 2003 to April 15, 2009), President (from 2000 to April 15, 2009), and Chief Executive Officer (from January 2003 to April 15, 2009) of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions). Following her retirement, she served as Consultant and Advisor of The Phoenix Companies from April 15, 2009 to April 15, 2010. Mrs. Young served as Chairman of the Board and Chief Executive Officer of Phoenix Life Insurance Company from 2003 to April 15, 2009. She is a trustee of the Goodspeed Opera House Foundation, Inc. and Saint James School. She was a director of The Phoenix Companies, Inc., Wachovia Corporation, and Sonoco Corporation.

Mrs. Young has a broad base of financial, business, and legal experience. Prior to her retirement last year, she spent her business career at The Phoenix Companies, Inc., most recently as its Chairman of the Board, President and Chief Executive Officer. Earlier in her career, Mrs. Young served for many years as Phoenix’s General Counsel. Her long experience in the financial services sector, including service as both a General Counsel and Chief Executive Officer, have given Mrs. Young extensive background in a number of areas, including financial reporting, corporate governance, and processes for analyzing and controlling risk. In addition, Mrs. Young has had experience serving as an independent director on the boards of two other publicly traded companies, and on the boards of non-profit organizations. This background, combined with the knowledge of our company that Mrs. Young has acquired through her nine years of service on our Board, has made her a valuable contributor to the Board, particularly in the areas of corporate governance, audit, and finance. In re-nominating Mrs. Young to the Board, the Nominating and Corporate Governance Committee (with Mrs. Young recusing herself) considered her role as a director and Chair of the Risk Committee at Wachovia Corporation. The Committee concluded that Mrs. Young’s overall experience, as outlined above, made her a valuable member of our Board. Mrs. Young currently serves on the Company’s Audit Committee and the Nominating and Corporate Governance Committee. As part of its annual evaluation of committee and committee chair assignments, the Nominating and Corporate Governance Committee (with Mrs. Young recusing herself) recommended to the Board that Mrs. Young rotate off the Audit Committee, be appointed Chair of the Nominating and Corporate Governance Committee, and be appointed as a member of the Compensation and Management Resources Committee and the Executive Committee, effective May 2010 at the time the Board approves committee assignments following this annual meeting.

Directors Continuing in Office
Terms Expiring in 2012

Alan D. Feldman. Age 58. Chairman of the Board, President and Chief Executive Officer of Midas, Inc. Director of the Company since 2005.

Mr. Feldman has served as Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) since May 1, 2006. He was President and Chief Executive Officer of Midas from January 13, 2003 to April 30, 2006. He was an independent consultant from March 2002 to January 2003. Mr. Feldman is a director of Midas, Inc. and John Bean Technologies Corporation.

Mr. Feldman is a business leader with a broad base of experience in independent, franchised retail operations and customer relations. He currently serves as Chairman, President and Chief Executive Officer of Midas, Inc., and on the board of one other publicly traded company. Prior to joining Midas, his business experience included management positions at PepsiCo, Pizza Hut, and McDonald’s.

Jarobin Gilbert Jr. Age 64. President and Chief Executive Officer of DBSS Group, Inc. Director of the Company since 1981.

Mr. Gilbert has served as President and Chief Executive Officer of DBSS Group, Inc. (management, planning, and trade consulting services) since 1992. He is a director of Midas, Inc. He is non-executive Chairman of the Board of Directors of the Atlantic Mutual Companies. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations. He was a director of PepsiAmericas, Inc.

Mr. Gilbert has long experience in international business matters. He works as a business consultant, with particular emphasis on international business arrangements. He has served on our board for many years, during which time he has developed an extensive knowledge of our business and our company history. He has also served on the boards of other publicly traded companies. Mr. Gilbert also serves as non-executive Chairman of the Board of a mutual insurance company and is affiliated with several non-profit organizations, including as a director of the Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

David Y. Schwartz. Age 69. Independent Business Adviser and Consultant. Director of the Company since 2000.

Mr. Schwartz has been an independent business adviser and consultant, principally in the retail, distribution and service industries, since July 1997. He was a partner with Arthur Andersen LLP from 1972 until he retired from that public accounting firm in 1997. Mr. Schwartz is a director of Walgreen Co., Stage Stores, Inc., and True Value Company.

Mr. Schwartz has great depth in the areas of audit, accounting, and finance, having spent his career as a partner at the accounting firm Arthur Andersen, retiring in 1997. He is, therefore, particularly well qualified to serve on our Audit Committee and as the Audit Committee’s designated financial expert. He also has experience as a business consultant, and as a director of two other publicly traded companies. His experience serving on the audit committees of those companies, which he chairs, adds to the level of expertise that he brings to service on our Board and Audit Committee.

Directors Continuing in Office
Terms Expiring in 2011

Nicholas DiPaolo. Age 68. Retired Vice Chairman of Bernard Chaus, Inc. Director of the Company since 2002.

Mr. DiPaolo served as Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 1, 2000 to June 23, 2005; Chief Operating Officer of Bernard Chaus from November 1, 2000 to October 18, 2004. Mr. DiPaolo is a director of JPS Industries and R.G. Barry Corporation. He previously was a director of Bernard Chaus, Inc.

Mr. DiPaolo has extensive experience as a senior executive of companies involved in the design and production of apparel, and related financial matters. He served as the Vice Chairman and Chief Operating Officer of Bernard Chaus, Inc., an apparel designer and manufacturer, and earlier in his career, as Chairman, President and Chief Executive Officer of Salant Corporation. Mr. DiPaolo also serves on the boards of two other publicly traded companies.

Matthew M. McKenna. Age 59. President and Chief Executive Officer of Keep America Beautiful, Inc. Director of the Company since 2006.

Mr. McKenna has served as President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) since January 1, 2008. He was Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 6, 2001 through December 31, 2007. Mr. McKenna serves on the board of the Manhattan Theater Club and Ignatian Volunteer Corps. He is also an adjunct professor at Fordham University School of Law in New York. He was a director of PepsiAmericas, Inc.

Mr. McKenna has had extensive experience in the areas of corporate taxation and finance, having served as a partner in a New York corporate law firm and as a senior financial officer of PepsiCo, Inc. In addition, he brings the perspective of the non-profit sector in his current position as President and Chief Operating Officer of Keep America Beautiful, Inc. and through his service as an adjunct professor at Fordham University’s School of Law.

Cheryl Nido Turpin. Age 62. Retired President and Chief Executive Officer of the Limited Stores. Director of the Company since 2001.

Ms. Turpin served as President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Prior to that, she served as President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms. Turpin is a director of The Warnaco Group, Inc. and Stage Stores, Inc.

Ms. Turpin brings to our Board long experience as a retail company executive, most recently as President and Chief Executive Officer of Limited Stores. She also serves as a director of two other publicly traded companies, The Warnaco Group, Inc. and Stage Stores, Inc. Her service as Chair of the Compensation Committee of Warnaco provides particularly useful background for her service on our Compensation and Management Resources Committee.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2010.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of Foot Locker’s annual financial statements for 2009 and 2008, as well as the fees billed for other services KPMG provided during these two fiscal years.

Category	2009	2008
Audit Fees (1)	$2,698,000	$3,005,000
Audit-Related Fees (2)	327,000	346,000
Tax Fees (3)	117,000	4,000
All Other Fees (4)	0	225,000

Total	$3,142,000	$3,580,000

Notes to Audit and Non-Audit Fees Table

(1)

Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, reviews of registration statements and issuances of consents, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance and, in 2009, a European reorganization project.

(4)	All other fees in 2008 consisted of due diligence services related to an acquisition.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Committee, the Audit Committee has delegated this authority to the Chair of the Committee. In practice, these fees are normally approved by the Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Committee’s last meeting. None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2009 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with the charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Committee has responsibility for appointing the independent accountants and internal auditors. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of five independent directors, as independence is defined under the rules of The New York Stock Exchange. All of the Committee members meet the expertise requirements under the rules of The New York Stock Exchange.

The Audit Committee held eight meetings in 2009. At its meetings during 2009, the Committee discussed with management, KPMG LLP, the Company’s independent registered public accountants, and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the Company’s 2009 Annual Report on Form 10-K.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2009 fiscal year, which ended January 30, 2010. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker’s Annual Report on Form 10-K for the 2009 fiscal year.

Nicholas DiPaolo, Chair
Jarobin Gilbert Jr.
Matthew M. McKenna
David Y. Schwartz
Dona D. Young

PROPOSAL 3:
APPROVAL OF FOOT LOCKER 2007
STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

The Company’s shareholders are being asked to approve an amendment and restatement, effective as of May 19, 2010 (the “Restated Plan”) of the Foot Locker 2007 Stock Incentive Plan (the “Stock Incentive Plan”), which was approved at the 2007 annual meeting. The Board of Directors has approved, subject to shareholder approval at this meeting, the Restated Plan. The purpose of the Stock Incentive Plan is to align the interests of officers, other employees and Nonemployee Directors of the Company and its subsidiaries with those of the Company’s shareholders; to reinforce corporate, organizational and business development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers, other employees and Nonemployee Directors in fulfilling their personal responsibilities for long-range achievements.

The Restated Plan includes the following modifications:

•

Increase of the Aggregate Share Reserve. The number of shares originally authorized for issuance under the Stock Incentive Plan was 6 million. The Restated Plan increases the number of shares of Common Stock reserved for issuance or for reference purposes under the plan to 12 million shares. As of April 1, 2010, a total of 988,662 shares were available for grant under the Stock Incentive Plan, of which 127,916 shares were available for restricted stock and other stock-based awards. The Restated Plan provides for a total of 12,000,000 authorized shares, inclusive of the shares currently remaining under the Stock Incentive Plan. Approval of the Restated Plan will result in a net increase of 11,011,338 million shares available for award and issuance. The Board of Directors believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of Common Stock remains available for issuance of equity incentives. Such equity incentives will provide the Company with reasonable flexibility to meet both current and anticipated future needs in retaining, rewarding, and attracting key employees who have the ability to enhance the value of the Company, and to retain and attract Nonemployee Directors of outstanding competence.

•

“Fungible” Share Limit. The Restated Plan provides that shares of Common Stock which are subject to stock options or stock appreciation rights shall be counted against this overall share limit as one share for every share granted, and shares of Common Stock that are subject to Restricted Stock and Other Stock-Based Awards shall be counted against the overall limit as two and one-half shares for every share granted.

•

Accumulation of Dividends. The Restated Plan provides that the payment of dividends and dividend equivalents associated with performance-vested awards shall be deferred until, and conditioned upon, the attainment of the performance goals associated with such awards.

In addition to the foregoing, the Company is seeking shareholder re-approval of the performance goals under the Restated Plan.

The Stock Incentive Plan is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, the Company cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company. Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. The performance goals are unchanged from the goals approved by shareholders in 2007.

As of April 1, 2010, a total of 988,662 shares were available for grant under the Stock Incentive Plan, of which 127,916 shares were available for Restricted Stock and Other Stock-Based Awards. The Restated Plan provides for a total of 12,000,000 authorized shares, inclusive of the shares currently remaining under the plan. Approval of the Restated Plan will result in a net increase of 11,011,338 million shares available for award and issuance. The affirmative vote of a majority of the votes cast by shareholders is required to approve the Restated Plan and the Code Section 162(m) performance goals thereunder. The New York Stock Exchange Rules require also that at least a majority of outstanding shares vote with respect to the Restated Plan.

If our shareholders do not approve the Restated Plan, the Stock Incentive Plan will remain in effect, and the restricted stock unit awards shown in the table on Page 77 that were granted subject to shareholder approval of the Restated Plan will be rescinded.

Other than the amendments noted above, the Restated Plan generally contains the same features, terms and conditions as the Stock Incentive Plan. The following is a summary of the material terms of the Restated Plan and is qualified in its entirety by the complete text of the Restated Plan, which is attached as Appendix A. The capitalized terms used but not defined in this summary have the meanings given to them in the Restated Plan.

Administration

The Restated Plan will be administered and interpreted by the Compensation and Management Resources Committee of the Board of Directors or a subcommittee thereof (the “Committee”), which is composed of two or more Nonemployee Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” as defined in Section 16(b) of the Securities Exchange Act of 1934, and an “independent director” as defined under the Listing Standards of The New York Stock Exchange. The Committee will select the officers and other employees to receive awards, determine the types of awards and number of shares to be awarded to them, and set the terms, conditions, and provisions of the awards consistent with the terms of the Restated Plan. The Committee may establish rules for the administration of this plan. With respect to the application of the plan to Nonemployee Directors, the Board shall administer and interpret the 2007 Stock Plan. The Restated Plan will become effective upon its approval by the Company’s shareholders at this annual meeting and will expire on May 30, 2017. The expiration of the plan will not adversely affect the terms of any award outstanding at the time of expiration.

No repricing of an Option or SAR (whether by amendment, cancellation and regrant, or otherwise) is permitted under the Restated Plan.

Eligible Directors and Employees

The Committee may grant Awards to officers and other employees of the Company, including our subsidiaries and operating divisions worldwide. Nonemployee Directors are also eligible to receive awards under this plan. The stock portion of the Nonemployee Directors’ annual retainer, as well as deferred stock units, will be paid out of this plan. There are currently eight Nonemployee Directors on the Board.

Shares Subject to the Plan

An Award made under the Restated Plan may be made in the form of an Option, Tandem or Freestanding Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award (which includes restricted stock units). The maximum number of shares of our Common Stock that may be issued or used for reference purposes under the Restated Plan is 12,000,000, inclusive of the shares currently available under the Stock Incentive Plan, subject to adjustment as described below. Shares of Common Stock that are subject to Options or SARs (or other Appreciation Award) granted on or after May 19, 2010 shall be counted against this limit as one share for every share granted. Shares of Common Stock that are subject to Restricted Stock and Other Stock-Based Awards, which are not Appreciation Awards, granted on or after May 19, 2010 shall be counted against this limit as two and one-half shares for every share granted. The portion of the Nonemployee Directors’ Annual Retainer paid in stock or deferred stock units shall be counted against this limit as one share for every one share granted.

If any shares of Common Stock that are subject to Options or SARs (or other Appreciation Award) granted on or after May 19, 2010 are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Restated Plan. If any shares of

Common Stock that are subject to Restricted Stock or Other Stock-Based Awards, which are not Appreciation Awards, granted on or after May 19, 2010 are forfeited, cancelled, exchanged or surrendered, or if such an Award otherwise terminates or expires without a distribution of shares, two and one-half (2.5) shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Restated Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Common Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Restated Plan.

In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Common Stock, adjustment shall be made to the number of shares available for Award grants and to the number of shares and price under outstanding grants made before the event. These shares may be either authorized and unissued shares or issued shares acquired and held in the Company’s treasury account.

Cap on Number of Shares Awarded

During the term of this plan, no Participant may receive (i) Awards of Restricted Stock or Other Stock-Based Awards that are intended to be “performance based” compensation under Section 162(m) of the Code relating to more than 1.5 million shares per year (subject to adjustment as described above) or (ii) Awards of Options or Tandem or Freestanding SARs relating to more than 1.5 million shares per year (subject to adjustment as described above). The maximum number of shares subject to any Award that may be granted to a Nonemployee Director per year is 50,000 (subject to adjustment as described above).

Stock Options

Employees. Options granted to employees under the Restated Plan may be either incentive stock options (“ISOs”) under the provisions of Section 422 of the Code or Options that are not subject to the provisions of Section 422 of the Code (“Nonqualified Options”).

The exercise price per share of Common Stock covered by an Option shall be determined by the Committee when the Option is granted; provided, however, that the exercise price shall not be less than the closing price of a share of Common Stock on the date of grant.

The Committee has the authority to establish the vesting schedule for Options granted to employees. Options may become exercisable in equal installments over a three-year period, beginning with the first annual anniversary of the date of grant. However, the Committee has the right to establish a shorter or longer exercise schedule for any Options granted. The majority of stock options granted to employees by the Committee since 1996 have been granted with a three-year exercise schedule.

Nonemployee Directors. Options granted to nonemployee directors shall be Nonqualified Options and, unless a different vesting schedule is determined at the date of grant, shall vest one year following the date of grant. The exercise price per share of Common Stock covered by an Option granted to a nonemployee director shall be determined by the Board of Directors when the Option is granted; provided, however, that the exercise price shall not be less than the closing price of a share of Common Stock on the date of grant.

General. Each Option shall expire ten years from its date of grant unless the Committee shall determine an earlier expiration date. Payment of the exercise price of any Option may be made (a) in cash, (b) by delivering shares of Common Stock owned by the Participant, (c) through a cashless exercise with a broker consistent with applicable law, or (d) a combination of shares and cash.

Stock Appreciation Rights

The Restated Plan permits the award of SARs to participants. Each SAR may relate to and be associated with a specific Option or may be freestanding. In the case of an SAR that is related to an Option, the SAR may be granted either at the time the Option is granted or, if related to a

Nonqualified Option, at any time thereafter. An SAR related to an Option is subject to the same terms and conditions as the related Option and is exercisable only to the extent the related Option is exercisable. Upon the exercise of an SAR, the Participant shall be entitled to receive an amount equal to (i) the excess of the (x) Fair Market Value (as defined below) of a share of Common Stock on the exercise date of the SAR over (y) the price specified in the SAR on the date of grant or, in the case of an SAR related to an Option, the Option price of the related Option multiplied by (ii) the number of shares of stock as to which the SAR is being exercised. Any payment with respect to an SAR will be made in Common Stock determined on the basis of the Fair Market Value on the exercise date of the SAR or, alternatively, at the discretion of the Committee, solely in cash, or in a combination of cash and Common Stock. On the exercise of an SAR related to an Option, the related Option, or portion thereof in respect of which the SAR is exercised, terminates. For purposes of the Restated Plan, the Fair Market Value of a share of the Company’s Common Stock is determined based on the closing price on the applicable date of a share of Common Stock as reported on The New York Stock Exchange.

Restricted Stock

The Restated Plan authorizes Awards of Restricted Stock. The Committee, or the Board for Awards to Nonemployee Directors, shall determine the terms and conditions of Restricted Stock Awards, including the Restriction Period. The participant may not sell, assign, transfer or otherwise dispose of, except by will or the laws of descent and distribution, shares of Restricted Stock during the Restriction Period. Except as otherwise provided by the Award Agreement or the Restated Plan, during the Restriction Period the participant will possess all incidents of ownership of the shares, including the right to receive dividends paid on the shares and to vote the shares.

Recipients of Restricted Stock are required to enter into a Restricted Stock Award Agreement with the Company describing the restrictions on the shares, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which the restrictions will lapse.

If the grant of Restricted Stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulas or standards, and the applicable vesting percentages with reference to the attainment of the goals or satisfaction of the formulas or standards while the outcome of the performance goals are substantially uncertain. The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar events or circumstances. Section 162 (m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Restated Plan and discussed in general below.

Other Stock-Based Awards

The 2007 Stock Plan authorizes the Committee to grant Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or payable on or otherwise based on Common Stock (“Other Stock-Based Awards”), which includes restricted stock units. The Committee, or, with regard to the Nonemployee Directors, the Board, may determine the terms and conditions of the Other Stock-Based Awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based Other Stock-Based Awards will be based on one or more objective criteria set out on Exhibit A to the Restated Plan and discussed in general below.

Performance Goals

The Committee may grant awards of restricted stock and Other Stock-Based Awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest, and be paid based on the attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

(a)	the attainment of certain target levels of, or percentage increase in, Consolidated Net Income,

(b)	the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(c)	the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(d)	the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(e)	the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(f)

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(g)

the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(h)

the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(i)

the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); or

(j)

the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

•	any acquisition or divestiture of an operating business during the plan year or performance period;

•	impairment charges taken under relevant accounting rules;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on individual participant performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend those criteria.

Payment of Annual Retainers for Nonemployee Directors in Stock

Mandatory Portion. Each Nonemployee Director will receive a whole number of shares of Common Stock equal in value to 50 percent of his or her annual retainer, including committee chair retainers (“Annual Retainer”), payable for services as a director in lieu of payment in cash. The shares will be issued on July 1, or the next business day if this date is not a business day, of the applicable calendar year (the “Stock Payment Date”).

Elective Portion. A Nonemployee Director may elect to receive a whole number of shares of Common Stock equal to up to 100 percent of his or her Annual Retainer. Elections must be made in increments of 5 percent and must be made in writing no later than December 31 of the year preceding the applicable calendar year. Elections will be irrevocable for the applicable calendar year.

Valuation of Shares. Each share of Common Stock will be valued at the closing price of a share of Common Stock on The New York Stock Exchange on the last business day prior to the Stock Payment Date. The value of any fractional shares will be paid in cash.

Voluntary Deferral of Annual Retainer Payable to Nonemployee Directors

Deferral Election. During the term of the Restated Plan, a Nonemployee Director may elect to receive all or a portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. He or she may also elect to receive all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. The Interest Account is a hypothetical investment account bearing interest at the rate of one hundred twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each calendar year. A Stock Unit is an accounting equivalent of one share of the Company’s Common Stock. A deferral election is irrevocable and is valid only for the calendar year following the election.

Number of Stock Units. The number of Deferred Stock Units to be granted in connection with a deferral election shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value of a share of Common Stock on the scheduled payment date of the amount deferred. When dividends are paid on shares of Common Stock, dividend equivalents would be earned on the Deferred Stock Units acquired by the Nonemployee Directors under the Restated Plan.

Distribution. The distribution of amounts deferred by the Nonemployee Directors shall occur as soon as administratively feasible following his or her termination of service as a director. The Nonemployee Director will receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to his or her Interest Account, and a lump sum distribution in shares of Common Stock for the number of shares allocated to his or her Deferred Stock Unit Account. Alternatively, the Nonemployee Director may elect to receive his or her distribution in up to three annual installments, with the annual installment amount frozen as of the first distribution date.

Transferability

In general, no Award may be Transferred by the participant other than by will or by the laws of descent and distribution. However, the Committee, or the Board, may determine at the time of grant or thereafter that an Award, other than an ISO or Restricted Stock award, is Transferable to a family member in whole or in part under circumstances and conditions specified by the Committee or the Board.

Change in Control

To preserve all of a participant’s rights in the event of a Change in Control, the following shall occur unless otherwise expressly provided for in the Award Agreement: (i) all outstanding Options and freestanding SARs not already exercisable shall become immediately exercisable; (ii) all restrictions on Restricted Stock shall immediately lapse; and (iii) with respect to Other Stock-Based Awards, any outstanding performance periods or goals shall be deemed to have been attained or any outstanding restrictions shall lapse.

Amendments

The Board or the Committee may amend this plan, provided that no amendment that requires shareholder approval under New York law, the listing requirements of The New York Stock Exchange,

or in order for the Restated Plan to continue to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Code shall be effective unless it is approved by the requisite vote of shareholders. No amendment shall adversely affect any of the rights of any participant under any Award without the participant’s consent.

U.S. Federal Income Tax Consequences of Stock Options

A participant does not realize taxable income, and no tax deduction is available to the Company, upon either the grant or exercise of an ISO. If a participant holds the shares acquired upon the exercise of an ISO for more than one year after the Option exercise and more than two years after the date of the Option grant (the “Holding Period”), the difference between the Option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss, and no deduction will be available to the Company. If the shares are sold before the expiration of the Holding Period, the participant will realize ordinary income, and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the Option price and the lesser of the Fair Market Value of the shares on the exercise date or the amount realized upon the disposition. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the Holding Period before disposition.

A participant does not realize taxable income, and no deduction is available to the Company, upon the grant of a Nonqualified Option. When a Nonqualified Option is exercised, the excess of the Fair Market Value of the shares on the exercise date over the exercise price of the Option will be taxable to the participant as ordinary income and deductible by the Company. The tax basis of shares acquired will be the Fair Market Value of the shares on the exercise date. For shares held for more than one year following the exercise date, the participant will realize long-term capital gain or loss upon disposition.

We believe that compensation received by employees on the exercise of Nonqualified Options or the disposition of shares acquired upon the exercise of any ISOs will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Code. It is also intended that certain awards of Restricted Stock and Other Stock-Based Awards will be considered performance-based compensation and thus not subject to the $1 million limit of Section 162(m) of the Code.

In the event that the exercisability or vesting of any Option is accelerated due to a Change in Control, payments relating to the Options (or a portion thereof), either alone or together with other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible to the Company.

New Plan Benefits

The Board of Directors approved, subject to shareholder approval of the Restated Plan, restricted stock unit awards to the eight Non-Employee Directors for the number of units equal to $50,000 divided by closing price of the Company’s common stock on the date of the 2010 annual meeting. In addition, the Compensation Committee approved long-term incentive awards for the Company’s officers for the 2010-2011 performance period, and one-half of these long-term awards would be payable in the form of restricted stock units under the Restated Plan, subject to shareholder approval of the Restated Plan, if the applicable performance goals are achieved.

For Messrs. Hicks, McHugh, Halls, Johnson, and Bahler, and the executive officers as a group and the non-executive officer employee group, the numbers shown in the table below reflect the maximum number of restricted stock units that could be earned by those executives if the maximum performance target for the 2010-2011 performance period is achieved. The actual number of restricted stock units earned by the executives, if any, will not be determinable until the end of the performance period. The number shown in the table below for restricted stock units awarded to the non-employee directors is an estimate based on an estimated fair market value of the Company’s Common Stock on the date of grant. The actual number of restricted stock units will be determined based on the closing price of the Company’s Common Stock on the date of this annual meeting.

Except as described below, the number, amount, and type of awards to be received by or allocated to participants under the Restated Plan in the future cannot be determined at this time. The market value of a share of the Company’s Common Stock, as determined by the closing price of a share of Common Stock as reported on The New York Stock Exchange on April 1, 2010, was $15.41.

New Plan Benefits

Foot Locker 2007 Stock Incentive Plan, as Amended and Restated

Name and Position	Number of Restricted Stock Units
K. Hicks Chairman, President and CEO	127,484
R. McHugh Executive VP and CFO	29,802
R. Halls President and CEO—International	38,370
R. Johnson President and CEO—Foot Locker U.S., Lady Foot Locker, Kids Foot Locker and Footaction	34,770
G. Bahler Senior VP, General Counsel and Secretary	26,468
Executive Officer Group (including the above executive officers)	362,150
Non-Employee Director Group	29,000
Non-Executive Officer Employee Group	99,604

Total	490,754

The Board of Directors recommends a vote FOR Proposal 3.

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

Deadlines and Procedures

•	SEC Rule 14a-8

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our corporate headquarters at 112 West 34th Street, New York, New York 10120 by December 10, 2010 in order to be considered for inclusion in the 2011 proxy statement.

•	Other Proposals

For any shareholder proposal that is not submitted under SEC Rule 14a-8, including nominations for directors, our By-laws describe the procedures that must be followed. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For 2011, we must receive this notice no earlier than January 19, 2011 and no later than February 18, 2011, assuming that our 2011 annual meeting is held on schedule. However, if we hold the annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Proposals for nomination for directors and other items of business should be addressed to the Corporate Secretary, 112 West 34th Street, New York, New York 10120 and must contain the information specified in the Company’s By-Laws, which are available on the corporate governance section of our corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance or from the Corporate Secretary.

By Order of the Board of Directors
GARY M. BAHLER
Secretary

April 9, 2010

LOCATION OF THE 2010 ANNUAL MEETING OF SHAREHOLDERS OF
FOOT LOCKER, INC.

Our corporate headquarters is the site of the 2010 Annual Meeting of Shareholders.

We are located at 112 West 34th Street, New York City, New York 10120

BY SUBWAY

Take any of these subway lines: the A, B, C, D, E, F, N, Q, R, V, W or the Number 1, 2, or 3 trains to 34th Street. The A, C, E, 1, 2, and 3 trains stop at 34th Street–Penn Station. The B, D, F, N, Q, R, V, and W trains stop at 34th Street–Herald Square. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

BY CAR OR TAXI

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

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Appendix A

FOOT LOCKER 2007 STOCK INCENTIVE PLAN
(Amended and Restated as of May 19, 2010)

1. Purpose.

The purpose of the Foot Locker 2007 Stock Incentive Plan (Amended and Restated as of May 19, 2010 (the “Plan”) is to align the interests of officers, other employees and nonemployee directors, of Foot Locker, Inc. and its subsidiaries (collectively, the “Company”) with those of the shareholders of Foot Locker, Inc. (“Foot Locker”); to reinforce corporate, organizational and business development goals; to promote the achievement of year to year and long range financial and other business objectives; and to reward the performance of individual officers, other employees and nonemployee directors in fulfilling their personal responsibilities for long range achievements.

The Plan, in the form set forth herein, is effective as of May 19, 2010, subject to the requisite approval of the shareholders at Foot Locker’s 2010 annual shareholders’ meeting, and is an amendment and restatement of the Foot Locker 2007 Stock Incentive Plan (the “Initial Plan”) which was originally effective May 30, 2007.

2. Definitions.

The following terms, as used herein, shall have the following meanings:

(a) “Account” means the total of the Interest Account and the Deferred Stock Unit Account to which a Nonemployee Director’s deferred Annual Retainer shall be credited. A separate Account shall be established with respect to the deferred Annual Retainer for each Plan Year.

(b) “Annual Retainer” shall mean the annual retainer payable for services on the Board as a Nonemployee Director, in any capacity, including the annual retainer payable to a Nonemployee Director for service as a committee chair. Annual Retainer shall not include expense reimbursements, meeting attendance fees, amounts realized upon the exercise of Options, or any other amount paid to a Nonemployee Director.

(c) “Appreciation Award” shall mean any Award under the Plan of any Option, SAR or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Stock in excess of an amount equal to at least the Fair Market Value of the Stock on the date such Other Stock-Based Award is granted.

(d) “Award” shall mean any Option, Restricted Stock, SAR, Stock Unit or Other Stock-Based Award granted pursuant to the Plan.

(e) “Award Agreement” shall mean any written agreement, contract, or other instrument or document between Foot Locker and a Participant evidencing an Award.

(f) “Beneficiary” shall mean the individual designated by the Participant, on a form acceptable to the Committee, to receive benefits payable under the Plan in the event of the Participant’s death. If no Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant’s estate, or with respect to an applicable Award, the person given authority to exercise such Award by his or her will or by operation of law. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to the Participant’s death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death.

(g) “Board” shall mean the Board of Directors of Foot Locker.

(h) “Cause” shall mean, with respect to a Termination of a Participant other than a Nonemployee Director, (i) in the case where there is no employment agreement between the Company and the

Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant’s dishonesty, fraud, material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement. With respect to a Termination of a Nonemployee Director, “cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable New York law.

(i) “Change in Control” shall mean the earliest to occur of the following:

(1) (i) solely with respect to an Award granted prior to the date of Foot Locker’s 2010 annual shareholders’ meeting, the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (other than Foot Locker or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of Foot Locker’s then issued and outstanding voting securities; (ii) the merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (A) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (B) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (iii) below; (iii) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing twenty percent (20%) or more of the total combined voting power of Foot Locker’s then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (iii) to an amount not exceeding forty percent (40%); or (iv) the approval by the shareholders of Foot Locker of any plan or proposal for the complete liquidation or dissolution of Foot Locker or solely with respect to an Award granted prior to the date of Foot Locker’s 2010 annual shareholders’ meeting, the approval by the shareholders of Foot Locker for the sale of all or substantially all of the assets of Foot Locker; or

(2) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (1)) whose election by the Board or nomination for election by Foot Locker’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

Notwithstanding anything herein to the contrary, for Awards that are subject to Section 409A of the Code, the Committee may, in its sole discretion, prescribe in an applicable Award Agreement or other written agreement approved by the Committee, an alternative definition of “Change in Control” that is intended to satisfy the requirements of Section 409A of the Code and provides that a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Committee” shall mean the Compensation and Management Resources Committee of the Board, or a subcommittee thereof, appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be a “non- employee director” as defined in Rule 16b-3, an “outside director” as defined under Section 162(m) of the Code, and an “independent director” as defined under Section 303A.02 of the

NYSE Listed Company Manual or such other applicable stock exchange rule. If for any reason the appointed Committee does not meet the requirements of Rule 16b or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. With respect to the application of the Plan to Nonemployee Directors, the Committee shall refer to the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

(l) “Company” shall mean, collectively, Foot Locker and its successors by operation of law and all of its subsidiaries now held or hereafter acquired.

(m) “Deferral Agreement” shall mean an irrevocable agreement entered into between a Nonemployee Director and the Company to authorize the Company to reduce the amount of the Nonemployee Director’s Annual Retainer and credit the amount of such reduction to the Plan consistent with the requirements of Section 409A of the Code. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation:

(1) the dollar amount of the cash component and the stock component of the Annual Retainer to be deferred or the amount to be deferred in whole percentages;

(2) the amount of Deferred Annual Retainer to be credited to the Interest Account and to the Deferred Stock Unit Account;

(3) the form of payment in which the Nonemployee Director’s distribution from his Deferred Stock Unit Account shall be distributed pursuant to Section 11(f); and

(4) any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

A Deferral Agreement, once made, shall be irrevocable in all respects. A Deferral Agreement may, to the extent permitted by the Board and by applicable law, be made by paper or electronic means.

(n) “Deferral Period” shall mean, with regard to the Nonemployee Director’s Deferred Annual Retainer for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on date of the Participant’s Termination.

(o) “Deferred Annual Retainer” shall mean the amount of Annual Retainer deferred by a Nonemployee Director pursuant to Section 11.

(p) “Deferred Stock Unit Account” shall mean an account established and maintained by the Company for each Nonemployee Director who receives Stock Units under the Plan.

(q) “Disability” shall mean a disability which would qualify as such under Foot Locker’s Long Term Disability Plan. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” of a share of Stock shall mean, as of any date, the closing price of a share of such Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock was not traded on the New York Stock Exchange on such date, the “Fair Market Value” of a share of Stock as of such date shall be the closing price of a share of such Stock as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

(t) “Foot Locker” shall mean Foot Locker, Inc., a New York corporation, or any successor corporation by operation of law.

(u) “Good Reason” shall mean, with respect to the Termination of a Participant other than a Nonemployee Director, (1) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination due to “good reason,” as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company and the Participant, a termination due to “good reason” (or words of like import), as specifically provided in such employment agreement.

(v) “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(w) “Interest Account” shall mean a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year.

(x) “Key Employee” shall mean a Participant who is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, and as determined in accordance with the rules and procedures specified by the Committee in accordance with the requirements of Section 409A of the Code.

(y) “Nonemployee Director” shall mean a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company.

(z) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(aa) “Option” shall mean the right, granted pursuant to the Plan, of a holder to purchase shares of Stock under Sections 6 and 7 hereof at a price and upon the terms to be specified by the Committee.

(bb) “Other Stock-Based Award” shall mean an award, granted pursuant to the Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

(cc) “Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein, or a Nonemployee Director.

(dd) “Plan” shall mean the Foot Locker 2007 Stock Incentive Plan (Amended and Restated as of May 19, 2010).

(ee) “Plan Year” shall mean Foot Locker’s fiscal year, except that for purposes of Section 11 hereof, the Plan Year shall mean the calendar year.

(ff) “Restricted Stock” shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 8(a) of the Plan.

(gg) “Restriction Period” shall have the meaning set forth in Section 8(b)(4).

(hh) “Retirement” shall mean: (A) the Termination of a Participant other than a Nonemployee Director, following attainment of (1) Normal Retirement Age or, if earlier, Early Retirement Date, as such terms are defined in the Foot Locker Retirement Plan, if such Participant is a member of such plan or any successor plan thereto or any other tax-qualified, tax-registered or tax-favored retirement plan or scheme sponsored or maintained by any member of the Company, or (2) his or her 65th birthday, if such Participant is not a member of any such plan, or (B) the Termination of a Nonemployee Director pursuant to Foot Locker’s retirement policy for directors or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 72 but after age 65.

(ii) “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(jj) “SAR” shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(kk) “Stock” shall mean shares of common stock, par value $.01 per share, of Foot Locker.

(ll) “Stock Option and SAR Program” shall mean the program set forth in Section 6 hereof.

(mm) “Stock Payment Date” shall mean July 1 (or if such date is not a business day, the next succeeding business day) in any calendar year.

(nn) “Stock Unit” shall mean the equivalent of one share of Stock.

(oo) “Ten Percent Shareholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code)

stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

(pp) “Termination” shall mean: (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively, or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code. Notwithstanding the foregoing, with respect to any Award or amount subject to the requirements of Section 409A of the Code, a Termination will not occur until the Participant has a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, unless otherwise specified in an employment agreement or other agreement, a Termination will not occur until the Participant is no longer an officer, employee and Nonemployee Director.

(qq) “Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

(rr) “Valuation” shall mean valuation of a Deferred Stock Unit based on changes in the Fair Market Value of the Stock, as determined by the Board or the Administrator pursuant to the Plan.

(ss) “Valuation Date” shall mean the day of any Plan Year on which a Nonemployee Director’s Deferral Period ends.

3. Administration.

(a) The Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of the Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside the Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option or SAR (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Subject to Section 12(f) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines for persons who are residing in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(b) Designation of Consultants/Liability. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 3(b) shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no current or former officer of the Company or current or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each current or former officer and each current or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the current and former officers and current and former members of the Committee and of the Board may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

4. Eligibility.

Awards may be granted to officers, other employees and Nonemployee Directors of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding the foregoing, Incentive Stock Options may not be granted to Nonemployee Directors.

5. Stock Subject to the Plan; Limitation on Grants.

(a) The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be twelve million (12,000,000) shares, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Solely with respect to Awards granted on or after the date of Foot Locker’s 2010 annual shareholders’ meeting, any shares of Stock that are subject to Restricted Stock, or Other Stock-Based Awards that are not Appreciation Awards shall be counted against this limit as two and one-half (2.5) shares for every one share granted; provided, however, that the foregoing shall not apply to payments made to Nonemployee Directors in connection with their Annual Retainer in Stock in accordance with Section 10 or Deferred Stock Units pursuant to Section 11 (collectively, “Director Awards”), in which case each share subject to Director Awards shall be counted against this limit as one share for every one share granted. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, solely with respect to Awards other than Director Awards that are granted on or after the date of Foot Locker’s 2010 annual shareholders’ meeting, if any shares of Stock that are subject to Restricted Stock, or Other Stock-Based Awards that are not Appreciation Awards are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, two and one-half (2.5) shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. The number of shares of Stock available for the purpose of Awards under the Plan shall be reduced by: (i) the total number of Options or SARs exercised, regardless of whether any of the shares of Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement; and (ii) any shares of Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Stock on the open market for reuse under the Plan. Awards that may be settled solely in cash shall not be deemed to use any shares of Stock which may be issued under the Plan. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted by applicable law.

(b) With respect to Options and SARs, the maximum number of shares of Stock subject to Awards of Options or SARs which may be granted under the Plan to each Participant shall not exceed one million five hundred thousand (1,500,000) shares (subject to any adjustment as provided herein) during each fiscal year of the Company during the entire term of the Plan. Solely with respect to Restricted Stock and Other Stock-Based Awards that are intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Stock subject to Awards of Restricted Stock or Other Stock-Based Awards which may be granted under the Plan to each Participant shall not exceed one million five hundred thousand (1,500,000) shares (subject to any adjustment as provided herein) during each fiscal year of the Company during the entire term of the Plan.

(c) The maximum number of shares of Stock subject to any Award of Options, Restricted Stock, SARs or Other Stock-Based Awards which may be granted under the Plan during each fiscal year of the Company to each Nonemployee Director shall be fifty thousand (50,000) shares (subject to any adjustment as provided herein).

(d) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Foot Locker to make or authorize any adjustment, recapitalization, reorganization or other change in Foot Locker’s capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(e) In the event of any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall in good faith make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(f) Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one half (1/2) and rounding up for fractions equal to or greater than one half (1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or other Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(g) In the event of a merger or consolidation in which Foot Locker is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Foot Locker’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Foot Locker’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options and/or any Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards (to the extent any such Award is exercisable) that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

6. Stock Option and SAR Program for Participants other than Nonemployee Directors.

No Option or freestanding SAR shall be granted to a Nonemployee Director pursuant to this Section 6. Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:

(a) Stock Options.

(1) Number of Shares. Each Award Agreement shall state the number of shares of Stock to which the Option relates.

(2) Type of Option. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

(3) Option Price. Except as set forth in Section 6(a)(8)(ii) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the date on which such Option is granted.

(4) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap (as described below), or (iv) in a combination of cash and Stock. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option (“Stock Swaps”). With respect to Stock Swaps, shares of Stock that are used to exercise and settle an Option shall (i) be free and clear of any liens and encumbrances, (ii) be valued at the Fair Market Value on the date of exercise, and (iii) be on such other terms and conditions as may be acceptable to the Committee.

(5) Term and Exercisability of Options. Each Award Agreement shall provide that each Option shall become exercisable in substantially equal annual installments over a three-year period, beginning with the first anniversary of the date of grant of the Option, unless the Committee prescribes an exercise schedule of shorter or longer duration; provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except as set forth in Section 6(a)(8)(ii) herein, the exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(6) Termination. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced thereafter), upon a Participant’s Termination, Options granted to such Participant prior to such Termination shall remain exercisable following the effective date of such Termination as follows:

(i) Cause. If a Participant’s Termination is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such Termination.

(ii) Retirement, Termination for Good Reason or Disability. Upon a Participant’s Retirement, Termination for Good Reason or Disability, all Options granted to such Participant that are “deemed exercisable” (as defined in the following sentence) on the effective date of such Participant’s Retirement, Termination for Good Reason or Disability shall remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are “deemed exercisable” on and after the effective date of a Participant’s Retirement, Termination for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option.

(iii) Other Terminations of Employment. If a Participant’s Termination by the Company is for any reason other than those described in subsections (i) or (ii) above, his “deemed exercisable” Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such

Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

(iv) Death.

(A) If a Participant dies during the applicable Option exercise period following the effective date of his Retirement, Disability or other Termination, as described in subsections (ii) or (iii) above, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, as described in such applicable subsection.

(B) If a Participant dies while employed by the Company, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

(7) Tandem Stock Appreciation Rights. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

(i) Time of Grant. A tandem SAR may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

(ii) Payment. A tandem SAR shall entitle the holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (iv) below.

(iii) Exercise. A tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be Transferable except to the extent the related Option may be Transferable. A tandem SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Upon the exercise of a tandem SAR, the related Option or part thereof to which such SAR relates, shall be deemed to have been exercised for the purpose of the limitations set forth in Section 5(a) of the Plan on the number of shares of Stock to be issued under the Plan.

(iv) Amount Payable. Upon the exercise of a tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the Option, by (B) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

(v) Treatment of Related Options and Tandem SARs Upon Exercise. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

(vi) Method of Exercise. Tandem SARs shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the tandem SAR and the related Option to the Secretary of Foot Locker, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (vi), the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(vii) Form of Payment. Payment of the amount determined under paragraph (iv) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

(viii) Limited SARs. The Committee may, in its sole discretion, grant tandem SARs or freestanding SARs either as general SARs or as limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

(8) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

(i) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Nonqualified Stock Options.

(ii) Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(iii) Exercise Following Termination. If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option.

(iv) Should either (i), (ii) or (iii) above not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Foot Locker.

(b) Freestanding Stock Appreciation Rights.

The Committee shall have authority to grant a freestanding SAR which is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

(1) Number of Shares. Each Award Agreement relating to freestanding SARs shall state the number of shares of Stock to which the freestanding SARs relate.

(2) Exercise Price. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

(3) Term and Exercisability of Freestanding SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided that the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(4) Payment. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

(5) Amount Payable. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

(6) Form of Payment. Payment of the amount determined under paragraph (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

(7) Termination. The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination with the Company, shall apply equally with respect to the exercisability of freestanding SARs following Termination.

7. Stock Option Grants to Nonemployee Directors

(a) Number of Shares.

(1) Options shall be granted to Nonemployee Directors at such times, in such amounts and subject to such terms as may be determined by the Board in its sole discretion.

(2) In no event shall any Nonemployee Director receive more than one Option grant under the Plan in any fiscal year.

(b) Type of Option. Each Award Agreement granted to a Nonemployee Director under this Section 7 shall state that the Option constitutes a Nonqualified Stock Option not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

(1) Option Price. Each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant.

(2) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap, or (iv) in a combination of cash and Stock.

(3) Term and Exercisability of Options. Unless otherwise specified in the applicable Award Agreement, Options granted to Nonemployee Directors shall fully vest one year following the date of grant, provided that the holder of such Option is a Nonemployee Director on such date. Options shall be exercisable until the earlier of ten years from the date of grant or the expiration of the one-year period following the date of Termination as provided in Section 7(b)(4).

(4) Termination. If a Nonemployee Director’s Termination is for Cause, all Options granted to such Nonemployee Director shall be cancelled as of the effective date of such Termination. Upon

Termination other than for Cause, all outstanding Options held by such Nonemployee Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date of Termination. If a Nonemployee Director’s Termination is by reason of death, all Options, to the extent exercisable, shall remain exercisable by the Nonemployee Director’s Beneficiary for a period of one year following the Nonemployee Director’s date of death. In no event, however, shall any Option be exercisable beyond ten years from its date of grant.

8. Restricted Stock.

Awards granted pursuant to this Section 8 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

(a) Restricted Stock. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including without limitation, the Performance Goals set forth in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, which comply with the requirements of Section 162(m) of the Code.

(b) Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if the Award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee in accordance with Section 162(m) of the Code, and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With respect to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The Performance Goals are set forth in Exhibit A hereto.

(c) Awards and Certificates. The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(1) Purchase Price. Subject to the last sentence of Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

(2) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(3) Certificates/Legend. Upon an Award of Restricted Stock, the Committee may, in its sole discretion, decide to either have the Company or other escrow agent appointed by the Committee hold the share certificates representing such shares of Restricted Stock in escrow or issue share certificates to the Participant. Regardless of whether the certificates are held in escrow or are given to Participants, each certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Foot Locker (the “Company”) 2007 Stock Incentive Plan (Amended and Restated as of May 19, 2010) and an Agreement entered into between the registered owner and the Company dated ________________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(4) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such Award. The Company may determine in its sole discretion, to evidence such shares of Restricted Stock by uncertificated book entry.

(5) Restrictions. During a period set by the Committee commencing with the date of an Award of Restricted Stock (the “Restriction Period”), shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. Notwithstanding the foregoing, no vesting limitation shall apply, and the Participant’s interest in such shares shall be fully vested, in the event of a Change in Control which occurs prior to the expiration of the vesting period set forth in the Award Agreement. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award (including, without limitation, any deferral of dividends).

(6) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Participant’s continuous employment with the Company shall terminate for any reason prior to the expiration of the Restriction Period of an Award, or to the extent any goals for the Restriction Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Foot Locker at no cost to Foot Locker.

(7) Ownership. Except to the extent otherwise set forth in the Award Agreement, during the Restriction Period the Participant shall possess all incidents of ownership of such shares, subject to Section 8(c)(5), including the right to receive dividends with respect to such shares and to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred. Notwithstanding anything to the contrary herein, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period with respect to a Restricted Stock Award that vests based upon the attainment of Performance Goals.

(8) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

9. Other Stock-Based Awards.

(a) Other Awards. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock (“Other Stock-Based Awards”), including,

without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, SARs or Restricted Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth on Exhibit A hereto.

(b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

(1) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Section 9 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion. Notwithstanding the foregoing, (i) no dividends or dividend equivalents shall be paid on any Other Stock-Based Award for which the value thereof is based solely on the appreciation of the Stock and (ii) the payment of dividends and dividend equivalents shall be deferred until, and conditioned upon, the expiration of the vesting period with respect to an Other Stock-Based Award that vests based upon the attainment of Performance Goals. In the event that the dividend or dividend equivalent constitutes a nonqualified deferred compensation arrangement under Section 409A of the Code, it is intended that such dividend or dividend equivalent arrangement complies with Section 409A of the Code.

(2) Vesting. Any Award under this Section 9 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(3) Waiver of Limitation. In the event of the Participant’s Retirement, Termination for Good Reason, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, to the extent consistent with Section 409A of the Code, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Section 9.

(4) Price. Stock issued on a bonus basis under this Section 9 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee, provided that any Other Stock-Based Award for which the value thereof is based solely on the appreciation of the Stock shall be priced at the Fair Market Value of the Stock on the date of grant.

10. Payment of Nonemployee Director’s Annual Retainer in Stock

(a) Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 2007, each Nonemployee Director who is a director of the Company on or before the date of an annual meeting of shareholders in any calendar year shall receive a whole number of shares of Stock equal in value to 50 percent of his or her Annual Retainer payable for services as a director during such calendar year in lieu of payment of such percentage of such director’s Annual Retainer in cash. Such shares shall be issued to each such Nonemployee Director on the Stock Payment Date. Each such share of Stock shall be valued at the Fair Market Value on the last business day preceding the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash.

(b) Elective Portion. For each calendar year commencing with the calendar year beginning January 1, 2007, each person who will be a Nonemployee Director on January 1 of such year may elect to receive, in addition to the mandatory stock portion of his or her Annual Retainer provided under (a) above, a whole number of shares of Stock equal in value (based on the Fair Market Value on the Stock Payment Date) of up to the remaining 50 percent of his or her Annual Retainer in lieu of payment of such percentage in cash so that, if such election is exercised in full, 100 percent of his or her Annual Retainer would be paid in shares of Stock. Such election may be made in incremental amounts of five percent of the total Annual Retainer. Such shares shall be delivered to each Nonemployee Director on the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year. Any such elections made by Nonemployee Directors under any prior plan of the Company for the calendar year beginning January 1, 2007 shall remain in effect under the Plan.

11. Deferral of Nonemployee Director’s Annual Retainer.

(a) Deferral Election. During the term of the Plan, a Nonemployee Director may elect to defer all or any specified portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. During the term of the Plan, a Nonemployee Director may also elect to defer all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. A Nonemployee Director’s election to defer his or her Annual Retainer hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election. If no new Deferral Agreement is timely executed and delivered with respect to any subsequent Plan Year, the Annual Retainer earned in such Plan Year shall not be deferred under the Plan. Once a Nonemployee Director designates the allocation of his or her Deferred Annual Retainer, the Nonemployee Director may not change the allocation. Any election made by a Nonemployee Director during 2006 to defer all or any portion of his or her 2007 Annual Retainer made under the Foot Locker 2002 Directors Stock Plan shall be transferred to the Plan and shall be governed by the terms of such deferral agreement.

(b) Timing and Manner of Deferral. Any election to defer all or a portion of the Annual Retainer, as provided in this Section 11, shall be made by the Nonemployee Director in writing on a Deferral Agreement and provided to the Secretary of the Company on or before the December 31 preceding the Plan Year in which the Annual Retainer is earned, and shall apply on a pro rata basis with respect to the entire amount of the Annual Retainer earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1.

(c) Book Entry of Deferred Fees. The amount of the Annual Retainer that is deferred shall be credited as a book entry to an Account in the name of the Nonemployee Director not later than the date such amount would otherwise be payable to the Nonemployee Director.

(d) Vesting.

(1) Interest Account. A Nonemployee Director’s Interest Account shall be fully vested at all times. Each Interest Account shall be the record of the cash amounts of the Annual Retainer deferred by the Nonemployee Director, together with interest thereon, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(2) Deferred Stock Units. A Nonemployee Director’s Deferred Stock Unit Account shall be fully vested at all times.

(e) Deferred Stock Units.

(1) Number. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 11(a) shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date.

(2) Deferred Stock Unit Account. A Deferred Stock Unit Account shall be established and maintained by the Company for each Nonemployee Director who elects to defer his or her Annual Retainer in the form of Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to Section 11(e), the Nonemployee Director’s Deferred Stock Unit Account shall be adjusted accordingly. Each Deferred Stock Unit Account shall be the record of the Deferred Stock Units acquired by the Nonemployee Director on each applicable acquisition date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(3) Value. Each Deferred Stock Unit shall have an initial value that is equal to the Fair Market Value determined in accordance with Section 11(e)(1). Subsequent to such date of acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined pursuant to a Valuation.

(4) Dividend Equivalents. In the event the Company pays dividends on the Stock, dividend equivalents shall be earned on Deferred Stock Units acquired under the Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

(5) Amount of Payout. Subject to Section 11(f)(2), the payout of the amount in the Nonemployee Director’s Deferred Stock Unit Account shall be made in a lump sum in Stock. The number of shares of Stock to be so distributed to the Nonemployee Director shall equal the number of Stock Units then in his or her Deferred Stock Unit Account.

(f) Distribution.

(1) Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter), the Nonemployee Director shall receive a cash lump sum distribution equal to any balance of the Deferred Annual Retainer allocated to his or her Interest Account, as calculated on the Valuation Date, plus a distribution in shares of Stock equal to the value of the balance of the Deferred Annual Retainer allocated to his or her Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date.

(2) In the event the Nonemployee Director elected in his Deferral Agreement to receive the distribution from his or her Deferred Stock Unit Account in the form of three annual installments, payments will commence on the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter). The amount of each installment payment, including the number of shares to be distributed with respect to the Deferred Stock Unit Account, shall be frozen as of the date of distribution of the first installment payment, so that the Nonemployee Director’s balance in his or her Account shall not be subject to increase or decrease.

(g) Death. If a Nonemployee Director dies prior to receiving the total amount of his or her Account, the unpaid portion of his or her Account shall be paid to the Nonemployee Director’s Beneficiary upon the first business day of the month coincident with or next following the Nonemployee Director’s death (or as soon as administratively feasible thereafter). If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator and the Company therefor.

(h) No Transfer of Deferred Annual Retainer. A Nonemployee Director shall have no right to transfer all or any portion of his or her Deferred Annual Retainer between the Interest Account and the Deferred Stock Unit Account.

(i) Employee Directors. If a Nonemployee Director becomes an employee of the Company, he or she may not make any future deferrals under the Plan and the Nonemployee Director’s Deferral Agreement shall terminate. Amounts already deferred under the Plan shall continue to be deferred until such employee incurs a “separation of service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, if such employee is a Key Employee, payment of amounts deferred hereunder shall be delayed in accordance with the requirements of Section 409A of the Code until the day immediately following the six month anniversary of such employee’s “separation from service.”

(j) Cessation of Future Deferrals. The Board may direct at any time that Nonemployee Directors shall no longer be permitted to make future deferrals of Annual Retainer Fees under the Plan.

(k) Rights of Nonemployee Directors; No Funding Obligation. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company and any Nonemployee Director or his or her Beneficiary, or any other persons. Funds allocated to a Deferred Stock Unit Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Nonemployee Director or his or her Beneficiary. If and to the extent that any Nonemployee Director or his or her executor, administrator, or other personal representative or Beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a “rabbi trust” to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under the Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

12. General Provisions.

(a) Plan Provisions Control. A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

(b) Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(c) Nontransferability. No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option or Restricted Stock, that is otherwise not Transferable pursuant to this Section 12(c) is Transferable to a “family member” (as such term is defined in Form S-8 of the Securities Act of 1933) in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

(d) No Right to Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(e) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares, or otherwise upon the grant, vesting, exercise or disposition of shares pursuant to an Option or Award.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant’s election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made.

(f) Amendment and Termination of the Plan. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code, or applicable stock exchange requirements shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan. Notwithstanding any other provision of the Plan to the contrary, unless such action is approved by the shareholders of the Company, (i) the terms of outstanding Options and SARs shall not be amended to reduce the exercise price thereof and (ii) outstanding Options and SARs shall not be replaced or canceled (where prior to the replacement, reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Stock underlying such Awards) in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, in each case, other than adjustments or substitutions in accordance with Section 5.

The power to grant Options under the Plan will automatically terminate ten years after the adoption of the Initial Plan by the shareholders, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the later of the shareholder approval of the Initial Plan or the Plan, as amended and restated as of May 19, 2010, unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders approve the Performance Goals set forth on Exhibit A.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.

(g) Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code and any procedure set by the Company), any Awards subject to Section 409A of the Code payable to such Participant as a result of separation from service shall be paid on the first business day following the six (6) month anniversary of the date of the Participant’s separation from service, or, if earlier, the date of the Participant’s death.

(h) Change in Control. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of Foot Locker shall occur, unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant; (2) all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) with respect to Other Stock-Based Awards, any performance periods or goals outstanding at the time of a Change in Control shall be deemed to have been attained or any restrictions outstanding at the time of a Change in Control shall lapse.

The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards. “Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.

The Committee may, in its sole discretion, provide for the cancellation of any particular Award or Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award(s) on the date of grant.

(i) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

(j) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(k) No Fractional Shares. Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

(l) Legend. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(m) Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n) Listing and Other Conditions.

(1) As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

(3) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(o) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

(p) Effective Date. The Initial Plan was originally adopted by the Board in its resolution adopting the Initial Plan on March 31, 2007 and was thereafter approved by the shareholders of the Company on May 30, 2007. The Board subsequently approved this amendment and restatement of the Initial Plan in the form set forth herein (the “Amended and Restated Plan”) subject to, and to be effective upon, the requisite approval of the shareholders of the Company at Foot Locker’s 2010 annual shareholders’ meeting to be held on May 19, 2010. If the Amended and Restated Plan is not so approved by the shareholders, all provisions of the Initial Plan shall remain effective.

(q) Death. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(r) Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

(s) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(t) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

EXHIBIT A

PERFORMANCE GOALS

1.

Performance goals established for purposes of the grant or vesting of Awards of Restricted Stock and/or Other Stock-Based Awards, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	the attainment of certain target levels of, or percentage increase in, Consolidated Net Income,

(b)	the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(c)	the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(d)	the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(e)	the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(f)

the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(g)

the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(h)

the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(i)

the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); or

(j)

the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

2.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence which the Committee determines should be appropriately excluded or adjusted, including:

(a)

restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c)	a change in tax law or accounting standards required by generally accepted accounting principles.

3.	Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

4.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

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YOUR  VOTE  IS  IMPORTANT
PLEASE  VOTE  YOUR  PROXY

You can now access your Foot Locker, Inc. account online.

Access your Foot Locker, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Foot Locker, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2010 Annual Meeting of Shareholders. The Proxy Statement, 2009 Annual Report to Shareholders and Form 10-K are available at: http://www.proxyvoting.com/fl

▼ FOLD AND DETACH HERE ▼

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2010

          Gary M. Bahler, Peter D. Brown, and Robert W. McHugh, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 19, 2010, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

          IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

          EMPLOYEE PLANS

          IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, THIS PROXY CARD COVERS THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

		WO# 72246	Fulfillment # 72262 72509

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 18, 2010.

INTERNET http://www.proxyvoting.com/fl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
72246	72262
72509
▼ FOLD AND DETACH HERE ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Please mark your votes as indicated in this example	☒

1.	ELECTION OF DIRECTORS.	DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3.

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS*

☐	☐	☐

NOMINEES FOR 3-YEAR TERMS:

01 Ken C. Hicks 02 James E. Preston and 03 Dona D. Young

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	APPROVAL OF FOOT LOCKER 2007 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

	I plan to attend meeting		☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature _________________________________________ Signature _________________________________________ Date _______________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2010 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postponement thereof.